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                                                                   Exhibit 10.8

                             CREDIT AGREEMENT

       This Agreement, dated as of March 31, 1999, is among Prism Mortgage Company, an Illinois corporation, Pacific Guarantee Mortgage Corporation, a California corporation, Mortgage Market, Inc., an Oregon corporation, PointSource Financial, L.L.C., an Illinois limited liability company, Infiniti Mortgage, L.L.C., an Illinois limited liability company, the Lenders and The First National Bank of Chicago, as Agent.

                                RECITALS

       The revolving credit facility made available to the Borrower and the Borrowing Subsidiaries pursuant to this Agreement shall be used for residential mortgage loan origination and acquisition. The Borrower will request Advances hereunder for its own use for the purposes set forth in the preceding sentence, and the Borrower may request Advances on behalf of one or more Borrowing Subsidiaries (which are co-borrowers hereunder along with Borrower) for purposes of mortgage loan originations by such Borrowing Subsidiaries. Accordingly, the Borrower and the Borrowing Subsidiaries shall pledge certain of the Collateral securing the Loans made pursuant to this Agreement and the Borrowing Subsidiaries shall be co-makers (with the Borrower) of any Notes executed in connection herewith. The Borrower is considering creating a holding company to acquire all of the stock of the Borrower and thereafter making an initial public offering of a portion of the stock in such holding company. In such event the Borrower may request that this Agreement and the other Loan Documents be amended and restated in substantially the same form but substituting the holding company for the Borrower. In consideration of the foregoing and for other good and valuable consideration, the parties hereto agree as follows:

                                ARTICLE I
                               DEFINITIONS

       As used in this Agreement:

       "Additional Required Mortgage Documents" means the instruments and documents described in Schedule "B" to the Security Agreement.

       "Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans made on the same Borrowing Date (or date of conversion or continuation) by some or all of the Lenders to the Borrower or a Borrowing Subsidiary of the same Type and, in the case of Fixed Rate Advances, for the same Interest Period.

       "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns, directly or indirectly, 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.


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       "Agent" means The First National Bank of Chicago in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

       "Aggregate Commitment" means, as of any date, the aggregate of the Lenders' then-current Commitments under this Agreement, as reduced or increased from time to time, but in no event shall the Aggregate Commitment exceed $400,000,000 without the approval of the Borrower, the Agent and all of the Lenders. The Aggregate Commitment as of the date hereof is $250,000,000, as shown on Schedule "1".

       "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

       "Agreement Accounting Principles" means GAAP, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

       "Agreement to Pledge" means either a written pledge substantially in the form of Exhibit "D" to this Agreement executed by the Borrower or a Borrowing Subsidiary and delivered by facsimile to the Collateral Agent or an electronic data transmission to the Collateral Agent, in either case specifically identifying all Mortgage Loans with respect to which the Required Mortgage Documents are not being delivered on or before the Pledge Date of such Mortgage Loans.

       "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

       "Alternate Base Rate Advance" means an Advance which bears interest at the Alternate Base Rate.

       "Alternate Base Rate Loan" means a Loan which bears interest at the Alternate Base Rate.

       "AP Mortgage" means, on any date, any Mortgage Loan which has been identified in an Agreement to Pledge and for which the Collateral Agent has not received the Required Mortgage Documents for such Mortgage Loan by such date.

       "Approved Investor" means, as of any time with respect to any category of Eligible Collateral, any of the institutions listed on Schedule "2" attached hereto as an Approved Investor for such category of Eligible Collateral, and any other institution approved in writing by the Agent (with one Business Day's prior written notice to the Lenders of any such newly approved investor), such approval not to be unreasonably withheld; PROVIDED that any such institutions listed on Schedule "2" or previously approved by the Agent may be eliminated as an Approved Investor (or as an Approved Investor of a specific type) by prior written notice to the Borrower from the Agent, which elimination notice shall be given only for reasonable cause or at the election of the Required Lenders for reasonable cause, and in either case any commitments issued by any such formerly-Approved Investor after such elimination shall not constitute Approved Investor Commitments, but commitments of such formerly-Approved Investor existing at the time of such elimination shall continue to be Approved Investor Commitments.


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       "Approved Investor Commitment" means a bona fide current, unused and unexpired forward sale commitment, issued by an Approved Investor of the required type, under which such Approved Investor agrees, prior to expiration thereof, upon the satisfaction of certain terms and conditions therein, to provide for the purchase of Mortgage Loans, the exchange of Securities for Mortgage Loans or the purchase of Securities, each at a specified price, which commitment is not subject to any term or condition which is not customary in commitments of like nature or which, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof.

       "Approved MBS Custodian" is defined in Paragraph 7(b) of the Security Agreement.

       "Approved Program" means the program commonly known as DLJ Streamlined Refinance Program and any other Approved Investor program approved in writing by the Agent (with one Business Day's prior written notice to the Lenders of any such newly approved program), such approval not to be unreasonably withheld; PROVIDED that DLJ Streamlined Refinance Program and any such other program may be eliminated as an Approved Program by prior written notice to the Borrower from the Agent, which elimination notice shall be given only for reasonable cause or at the election of the Required Lenders for reasonable cause, but in either case any Pledged Mortgages which qualified under the previously-Approved Program and which were pledged prior to the time of such elimination shall continue to be deemed part of an Approved Program.

       "Arranger" means First Chicago Capital Markets, Inc., a Delaware corporation, and its successors, as lead arranger and sole bookrunner.

       "Article" means an article of this Agreement unless another document is specifically referenced.

       "Assignment" means a duly executed assignment in blank or in favor of the Collateral Agent for the benefit of the Lenders of a Mortgage, of the indebtedness secured thereby, and of all documents and rights related to the Mortgage Loan secured by such Mortgage in accordance with the requirements of the Security Agreement.

       "Authorized Officer" means any Senior Vice President or Vice President of the Borrower, or any Person designated by any such Person, acting singly.

       "Basic Eligibility Requirements" means the requirements that each of the following statements is accurate and complete with respect to any Pledged
Item:

              (i) The Pledgor is the legal and equitable owner and holder of such Pledged Item and has full power and authority to pledge such Pledged Item. Such Pledged Item has been duly and validly issued to the Pledgor; each commitment of a Person to purchase Mortgage Loans and Securities from the Borrower or the Pledgor (including Approved Investor Commitments) has been duly and validly issued to the Borrower or the Pledgor; and each Pledged Item constitutes Eligible Collateral, has been duly and validly pledged to the Collateral Agent for the benefit of the Lenders and is subject to no Lien other than the lien of the Security Agreement in favor of the Collateral Agent for the benefit of the Lenders.


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              (ii)   Each requirement of any federal, state or local law
       including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to such Pledged Item has been complied with.

              (iii)  If such Pledged Item is a Pledged Mortgage:

                     (1) it has been duly executed and delivered by the parties thereto at a closing,

                     (2) it is valid and enforceable in accordance with its terms, without defense or offset, subject to bankruptcy and similar laws and other general restrictions on creditors' rights and equitable principles (whether raised in an equity proceeding or an action at law),

                     (3) the property covered by said Pledged Mortgage is free and clear of all Liens except in favor of the Pledgor subject only to (a) the Lien of current real property taxes and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record, as of the date of recording, as are acceptable to mortgage lending institutions generally and specifically referred to in a lender's title insurance policy delivered to the originator of said Pledged Mortgage and (i) referred to or otherwise considered in the appraisal made for the originator of said Pledged Mortgage or (ii) which do not materially adversely affect the appraised value of such property as set forth in such appraisal; and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by said Pledged Mortgage or the use, enjoyment, value or marketability of the related property (including liens junior to said Pledged Mortgage); and (d) a first Lien (for Pledged Mortgages constituting Non-Agency Mortgage Loans, HELOC Loans and Sub-Prime Mortgage Loans only) to the extent permitted under the Borrowing Base Sublimits,

                     (4) it has been correctly described in the Collateral Transmittal submitted to the Collateral Agent in respect of said Pledged Mortgage,

                     (5) it has been either (i) fully funded to or to the order of the mortgagor (i.e by cleared check or draft or by wire transfer which has been disbursed to or to the order of the mortgagor) or (ii) funded directly from the Funding Account to an escrow or closing agent by wire transfer, transmittal through the "Automated Clearing House" or any similar private clearing house for interbank transfers of funds or by check or draft,

                     (6) the Collateral Agent has in its possession (other than with respect to Pledged Mortgages which are then the subject of an Agreement to Pledge) all Required Mortgage Documents other than those documents and instruments which are in the possession of the Borrower or the Pledgor pursuant to a Trust Receipt or in the possession of a Person to whom delivery was made pursuant to an Investor Transmittal Letter,

                     (7) it has been or will be promptly duly recorded where necessary and complies with all applicable state or local recording, registration and filing laws and regulations,


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                     (8)    there are no defenses, counterclaims or offsets of
              any nature whatsoever with respect to said Pledged Mortgage or the indebtedness evidenced and secured thereby or with respect to any Required Mortgage Document and, other than the related Required Mortgage Documents and Additional Required Mortgage Documents, there are no instruments or documents evidencing, securing or guaranteeing payment of the indebtedness constituting said Pledged Mortgage,

                     (9) each Assignment (a) has been duly authorized by all necessary corporate action by the Pledgor, has been duly executed and delivered by the Pledgor and is the legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, subject to bankruptcy and similar laws and other general restrictions on creditors' rights and equitable principles, and
              (b) complies with all applicable laws including all applicable recording, filing and registration laws and regulations and is adequate and legally sufficient for the purpose intended to be accomplished thereby, including, without limitation, the assignment of the rights, powers and benefits of the Pledgor as mortgagee,

                     (10) upon the recordation of each Assignment and assuming the possession of the Required Mortgage Documents by the Collateral Agent and filing of Uniform Commercial Code financing statements in proper form in the applicable filing offices, the Collateral Agent, for the benefit of the Lenders, will have a valid and perfected first priority security interest in said Pledged Mortgage and all proceeds, products and profits derived therefrom, including, without limitation, all moneys, goods, insurance proceeds and other tangible or intangible property received upon liquidation thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity,

                     (11) the Pledgor has complied with all laws, rules and regulations in respect of said Pledged Mortgage if it is insured by FHA or guaranteed by VA and the related insurance or guarantee is in full force and effect. Said Pledged Mortgage complies in all respects with all applicable requirements for purchase under the GNMA standard form of selling contract for FHA insured and VA guaranteed loans and any supplement thereto then in effect,

                     (12) the Pledgor has received an appraisal on the property underlying said Pledged Mortgage, which appraisal shall be from a licensed appraiser and in conformity with the applicable requirements of any Approved Investor Commitment to which said Pledged Mortgage may be subject; provided that an appraisal need not be obtained for any Pledged Mortgage if said Pledged Mortgage meets all of the underwriting and other requirements of an Approved Program which does not require that appraisals be obtained with respect to Mortgages meeting the requirements of such Approved Program,

                     (13) all fire and casualty policies covering the premises encumbered by said Pledged Mortgage (a) name the Pledgor as the insured under a standard mortgagee clause not less favorable in coverage to the mortgagee than is customarily used in the state where such premises is located, (b) are in full force and effect, and (c) afford insurance against fire and such other risks as are usually insured against in the broad form of extended


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              coverage insurance from time to time available, as well as insurance against flood hazards as required by FHA or VA, and

                     (14) it is not, unless it constitutes an Eligible HELOC Loan, a revolving credit facility.

              (iv) There shall be no material breach of the covenants contained in Paragraph 12 of the Security Agreement and there shall be no breach of any of the following covenants (the sole remedy for which shall be the removal of the affected Pledged Item as Eligible Collateral):

                     (1) The Pledgor shall not (a) amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, such Pledged Item or any rights related to any of the foregoing, if such amendment, modification or waiver materially and adversely affects the Collateral Value of such Pledged Item, or impairs the marketability of such Pledged Item or
              (b) release any security or obligor, or, through any other activity or inactivity, cause such Pledged Item which shall have been eligible for purchase to become ineligible for purchase in accordance with the Approved Investor Commitment related to such Pledged Item.

                     (2) The Pledgor shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to the Security Agreement), any of the Collateral or any interest therein, except as provided in Section 8.3 with respect to releases of Pledged Items.

                     (3) The Pledgor or the Borrower is the servicer for and shall service all Pledged Mortgages pledged by the Pledgor in accordance with the requirements of the Approved Investor Commitments until the sale thereof. The Borrower or the Pledgor shall service all Mortgage Loans which are the subject of Pledged Securities for which Borrower or the Pledgor retains servicing responsibility in accordance with the standard requirements of the Federal Agency issuing or guaranteeing such Securities and all applicable FHA and VA requirements.

                     (4) The Borrower shall hold all escrow funds collected in respect of Pledged Items in trust, without commingling the same with any other funds, and apply the same for the purposes for which such funds were collected provided that such obligation with respect to Pledged Mortgages shall not arise until 30 days after the origination or acquisition of the applicable Mortgage Loan.

                     (5) Neither the Borrower nor any Borrowing Subsidiary shall fail to observe and perform all of its respective obligations in connection with each Approved Investor Commitment related to any Pledged Mortgage or Pledged Security to the extent that any such failure would permit the relevant Approved Investor to terminate its Approved Investor Commitment or refuse to purchase the Mortgages which it has committed to purchase thereunder. Within forty-eight (48) hours after a request therefor by the Agent, a copy of each Approved Investor Commitment certified by the Borrower, or if requested by the Agent at any time after a Default has occurred, the originals of such Approved Investor Commitments, shall be delivered to the Agent.


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                     (6)    The Borrower shall promptly notify the Agent and the
              Collateral Agent if and when the Borrower or any Borrowing Subsidiary receives any prepayment (which term excludes the principal portion of scheduled monthly payments made on a Mortgage
              Loan) arising from or relating to any Pledged Mortgage and hold the same in trust, as security for the Lenders, until such Mortgage Loan is removed from the Borrowing Base in accordance with this Agreement or, if a Default has occurred and is continuing, then immediately remit to the Agent such prepayments (and all interest and earnings thereon or with respect thereto).

                     (7) The Borrower and each Borrowing Subsidiary shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such other acts, instruments and transfers (including, without limitation, Assignments) as the Agent or the Collateral Agent may reasonably request from time to time in order to create and maintain a perfected first priority security interest in the Collateral in favor of the Collateral Agent for the benefit of the Lenders and to create, maintain and preserve the security and benefits intended to be afforded by this Agreement and the Security Agreement, subject to no prior or equal security interest, lien, charge or encumbrance, or agreement purporting to grant to any Person a security interest in the Collateral.

                     (8) The Borrower shall promptly notify the Agent and the Collateral Agent of the occurrence of any event which would cause any Eligible Collateral to become Ineligible Collateral.

       "Borrower" means Prism Mortgage Company, an Illinois corporation, and its successors and assigns.

       "Borrowing Base" means, as of any date, subject to the Borrowing Base Sublimits, the sum of the amounts determined by applying the following percentages to the Collateral Values of the following categories of Eligible Collateral, without duplication as any asset is converted from one category to another, as described below (and the Borrower, by including any Pledged Item in any computation of the Borrowing Base, and the Pledgor, shall be deemed to represent and warrant to the Agent, the Collateral Agent and the Lenders that such Pledged Item constitutes Eligible Collateral):

              (i) ninety-nine percent (99%) of the Collateral Value of all Gestation Collateral constituting Eligible Collateral;

              (ii) ninety-eight percent (98%) of the Collateral Value of all Eligible Conforming Mortgage Loans, Eligible Jumbo Mortgage Loans, Eligible Non-Agency Mortgage Loans and Eligible Sub-Prime Mortgage Loans not constituting Gestation Collateral; and

              (iii) ninety-five percent (95%) of the Collateral Value of all Eligible HELOC Loans not constituting Gestation Collateral.

In connection with the Borrowing Base, the Agent is hereby authorized by the Lenders to grant temporary waivers of strict compliance by the Borrower with the eligibility requirements regarding qualification of any Collateral as Eligible Collateral or with the Lending Sublimits and Borrowing Base Sublimits when the Agent deems it appropriate, in its sole discretion, (i) as to all matters other than (x) those described in the


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definition "Basic Eligibility Requirements" (except that temporary waivers may be granted for any of clauses (iii)(6), (12) or (13) of such definition) and (y) those described in the definition of "Residential Mortgage Loan", if the aggregate amount of deviation from strict compliance, based on the Collateral Value so included in the Borrowing Base and the amount of excess permitted over the Lending Sublimits or Borrowing Base Sublimits does not exceed $5,000,000 at any time or (ii) as to any matter, up to any amount for up to one (1) Business Day, if the satisfaction of such eligibility requirements or sublimits cannot be independently determined because of events beyond the reasonable control of the Borrower (i.e. natural disasters, transmission failures, etc.), provided that, the Borrower certifies in writing that all such eligibility requirements and sublimits are in fact satisfied.

       "Borrowing Base Certificate" means a certificate executed by the chief financial officer or controller of the Borrower (or other employees of the Borrower so authorized in writing, an original of which authorization shall be delivered to the Agent, by the chief financial officer or controller) substantially in the form attached hereto as Exhibit "F".

       "Borrowing Base Sublimits" is defined in Section 2.1.2.

       "Borrowing Date" means a date on which an Advance is made hereunder.

       "Borrowing Notice" is defined in Section 2.8.

       "Borrowing Subsidiary" means any of Pacific Guarantee Mortgage Corporation, Mortgage Market, Inc., Point Source Financial, L.L.C. and Infiniti Mortgage, L.L.C., each of which is a Wholly-Owned Subsidiary of the Borrower, and any other Wholly-Owned Subsidiaries of the Borrower which may hereafter be approved by the Required Lenders, which approval shall not be unreasonably withheld or delayed (provided that the Borrower, the then existing Borrowing Subsidiaries and any such new Borrowing Subsidiary shall execute such amendments or further documents as the Agent may require to evidence the admission of and obligations of such new Borrowing Subsidiary).

       "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

       "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

       "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

       "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, (iv) money market accounts

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maintained in the ordinary course of business, and (v) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; PROVIDED in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

       "Change in Control" means Bruce Abrams, Mark Filler and/or Terry Markus shall cease to collectively own, free and clear of all Liens or other encumbrances, more than 50% of the outstanding shares of voting stock of the Borrower on a fully diluted basis; provided, however, that if ownership of all of the shares of stock of the Borrower is transferred to a holding company in connection with an initial public offering of the stock of such holding company, then Change of Control shall mean that Bruce Abrams, Mark Filler and/or Terry Markus shall cease to collectively own, free and clear of all Liens or other encumbrances, more than 50% of the outstanding shares of voting stock of such holding company on a fully diluted basis.

       "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

       "Collateral" means all right, title and interest of the Borrower and the Borrowing Subsidiaries, as applicable, of every kind and nature, in and to all of the following property, assets and rights of the Borrower and the Borrowing Subsidiaries, as applicable, wherever located, whether now existing or hereafter arising, and whether now or hereafter owned, or acquired by or accruing or owing to the Borrower or any of the Borrowing Subsidiaries, as applicable, and all proceeds and products thereof:

              (i) all Pledged Mortgages and Pledged Securities, whether Eligible Collateral or Ineligible Collateral, including all Required Mortgage Documents related thereto;

              (ii) any commitments or other agreements issued by any private mortgage insurer or by the FHA or VA to insure or guarantee any Pledged Mortgage;

              (iii) all Approved Investor Commitments to purchase Pledged Securities or Pledged Mortgages (or any Securities to be issued based on such Pledged Mortgages) from the Borrower or a Borrowing Subsidiary;

              (iv) any options to sell or purchase Securities, future contracts, or any other interest rate protection products which directly or indirectly protect the Borrower or a Borrowing Subsidiary against reductions in value of such Pledged Mortgages or Pledged Securities due to changes in mortgage interest rates;

              (v) the Settlement Account and all uncollected deposits into the Settlement Account, the Funding Account, and any Custodian Settlement Accounts then in existence with Approved MBS Custodians, as described in Paragraph 7(c) of the Security Agreement, and all uncollected deposits in such accounts;

              (vi) all property related to the foregoing, including without limitation, the right to service Pledged Mortgages while owned by the Borrower or a Borrowing Subsidiary, all accounts and general intangibles of whatsoever kind so related and all documents or instruments delivered to the Collateral Agent in respect of any Pledged Item, including, without limitation, the right to receive all insurance proceeds and condemnation awards which may be payable in respect of the premises encumbered by any Pledged Mortgage; and

              (vii)  all proceeds and products of any of the foregoing.

       "Collateral Agent" means BANK ONE, Texas, N.A. in its capacity as contractual representative of the Lenders pursuant to Article X and the Security Agreement, and any successor Collateral Agent appointed in accordance with the terms of the Security Agreement.

       "Collateral Agent Review Procedure" means the required review steps set forth in Exhibit "1" to the Security Agreement.

       "Collateral Transmittal" means a transmittal from the Borrower or a Borrowing Subsidiary to the Collateral Agent in electronic form (or, at any time when transmission in electronic form is not practicable, in written form) of the following information for the following submissions or special treatment of different types of Collateral: (i) the information described on Exhibit "C" for each AP Mortgage covered by any Agreement to Pledge, (ii) the information described on Exhibit "C" (other than the entry thereon for "AP Status Code" and the entry indicating whether an AP Mortgage is to be funded by check (including check number) or wire transfer) for each Pledged Mortgage not covered by an Agreement to Pledge, (iii) the information described on Exhibit 3 to the Security Agreement for each Pledged Mortgage to be treated as a Gestation Mortgage Loan, and (iv) such other information as may be reasonably required from time to time by the Collateral Agent for any Pledged Security.

       "Collateral Value" means, with respect to each asset included in Eligible Collateral on any given day, a value determined as follows:

                   (i) Each Security shall be valued at the purchase price committed to under the Approved Investor Commitment which covers such Security or, if so reasonably required by the Agent from time to time, the market value of such Security as of any date of determination thereof, as conclusively determined in good faith by the Agent;

                  (ii) Each Pledged Mortgage other than a HELOC Loan shall be valued at the lowest of (A) the unpaid principal balance of such Pledged Mortgage on its Pledge Date, or (B) the net acquisition cost (including any discounts and excluding any servicing released premium) of such Pledged Mortgage, if acquired by the Borrower, or (C) the weighted average reflected as a percentage (expressed as a percentage of par and not to exceed 100%) of the unfilled purchase price (net of commitment fees) of all Approved Investor Commitments which could cover such Pledged Mortgage applied to the unpaid principal balance of such Pledged Mortgage on its Pledge Date, or (D) if requested by the Required Lenders, the then-current market value of such Pledged Mortgage as reasonably determined by the Agent (in cooperation with the Collateral Agent). The values described in (A) and (B) of the preceding sentence shall be as determined by the Borrower as of the Pledge Date of the applicable Pledged Mortgage and reported to the Collateral Agent, and the value in
       (C) of the preceding sentence shall be as determined by the Borrower as of the Pledge Date of the applicable Pledged Mortgage and on or before the first Business Day of each month thereafter and reported to the Collateral Agent; and

                 (iii)      Each HELOC Loan shall be valued at (1) the lowest of
       (A) the unpaid outstanding principal balance, as of the Pledge Date, of such HELOC Loan (which excludes any fundings made to the mortgagor thereunder after such Pledge Date), less any principal payments made with respect to such HELOC Loan after its acquisition date, or (B) the net acquisition cost (including any discounts and excluding any servicing released premium) for such HELOC Loan, if acquired by the Pledgor, less any principal payments made with respect to such HELOC Loan after its acquisition date, or (C) the weighted average reflected as a percentage (expressed as a percentage of par and not to exceed 100%) of the unfilled purchase price (net of commitment fees) of all Approved Investor Commitments which could cover such HELOC Loan applied to the then current outstanding principal balance of such HELOC Loan, less any principal payments made with respect to such HELOC Loan after the most recent calculation of the weighted average purchase price, or (D) if requested by the Required Lenders, the then-current market value of such HELOC Loan as reasonably determined by the Agent (in cooperation with the Collateral Agent). The values described in (A) and (B) of the preceding sentence shall be as determined by the Borrower as of the Pledge Date of the applicable Pledged Mortgage and reported to the Collateral Agent (subject to reductions due to principal payments as described in (A) and (B)), and the value in (C) of the preceding sentence shall be as determined by the Borrower as of the Pledge Date of the applicable Pledged Mortgage and on or before the first Business Day of each month thereafter and reported to the Collateral Agent (subject to reductions due to principal payments as described in (C)).

       "Commitment" means, for each Lender, the sum of such Lender's Primary Commitment and Swingline Commitment, if any.

       "Commitment Percentage" means, for each Lender as of any date, the percentage of the Aggregate Commitment represented by such Lender's Commitment, as it may be amended from time to time, which initially shall be as set forth on Schedule "1".

       "Conforming Mortgage Loan" means a first priority Residential Mortgage Loan which (i) either is insured by the FHA or guaranteed by the VA or which fully conforms to all underwriting and other requirements for sale to FNMA, FHLMC or GNMA and (ii) if said Mortgage Loan has a loan-to-value-ratio which is greater than eighty percent (80%), and is not subject to a commitment by the VA or FHA to guarantee or insure repayment thereof, said Mortgage Loan is covered by a policy of private mortgage insurance acceptable to FNMA and the Agent.

       "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract.

       "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

       "Conversion/Continuation Notice" is defined in Section 2.9.

       "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

       "Coverage Requirement" means, as of any date, the sum of the aggregate unpaid principal amount of Loans then outstanding under this Agreement.

       "Custodian Settlement Accounts" is defined in the Security Agreement.

       "Default" means an event described in Article VII.

       "Effective Date" is defined in Section 4.1.

       "Eligible Collateral" means, as of any date, all Eligible Conforming Mortgage Loans, Eligible HELOC Loans, Eligible Jumbo Mortgage Loans, Eligible Non-Agency Mortgage Loans, Eligible Sub-Prime Mortgage Loans and Eligible Securities.

       "Eligible Conforming Mortgage Loan" means an Eligible Mortgage Loan which: (i) is a Conforming Mortgage Loan; (ii) is subject to an Approved Investor Commitment; (iii) has been included in Collateral for 180 days or less since the Pledge Date of such Mortgage Loan; and (iv) has been originated less than 120 days prior to its Pledge Date.

       "Eligible HELOC Loan" means an Eligible Mortgage Loan which: (i) is a HELOC Loan; (ii) is a first or second priority Residential Mortgage Loan;
(iii) has a maximum line of credit limit of $100,000; (iv) is subject to an Approved Investor Commitment pursuant to which the right to service such Mortgage Loan is to be purchased along with the purchase of such Mortgage
Loan (i.e. it is to be sold on a "servicing released" basis); (v) fully conforms to all underwriting and other requirements for sale to an Approved Investor issuing an Approved Investor Commitment; (vi) has a loan-to-value ratio (on a combined basis with the first priority Mortgage Loan in the case of second priority Pledged Mortgages) not in excess of ninety-five percent (95%); (vii) has a FICO score of no less than 620; (viii) has been included in Collateral for 60 days or less since the Pledge Date of such Mortgage
Loan; and (ix) has been originated less than 60 days prior to its Pledge Date.

       "Eligible Jumbo Mortgage Loan" means an Eligible Mortgage Loan which:
(i) is a Jumbo Mortgage Loan; (ii) is subject to an Approved Investor Commitment; (iii) has been included in Collateral for 180 days or less since the Pledge Date of such Mortgage Loan; and (iv) has been originated less than 120 days prior to its Pledge Date.

       "Eligible Mortgage Loan" means any Pledged Mortgage:

              (i)    which meets the Basic Eligibility Requirements;

              (ii) which has no monthly installment of principal and/or interest which is more than 30 days past due;

              (iii)  for which, if it is an AP Mortgage:

                     (1) the Borrower expects such AP Mortgage to close and become a valid lien securing actual indebtedness by funding to the order of the mortgagor thereunder, has not learned of any information to the contrary and has not received any returned proceeds of such AP Mortgage from the escrow or closing agent for such Pledged Mortgage;

                     (2) the Collateral Agent has received or will receive the Required Mortgage Documents within seven (7) Business Days after the date of the related Agreement to Pledge; provided that, so long as no Default or Unmatured Default is continuing, if (but only if) a FNMA ASAP Tri-Party Agreement has been executed and is in effect, the Borrower may sell AP Mortgages to (and deliver the related Required Mortgage Documents directly to) FNMA so long as the related sale proceeds (i) will be deposited in the Settlement Account within seven (7) Business Days after the date of the related Agreement to Pledge, and (ii) will be no less than the Collateral Value of the applicable sold AP Mortgages;

                     (3) the Collateral Value attributable to all AP Mortgages included in any category of the Borrowing Base does not exceed forty-five percent (45%) of the Aggregate Commitment during the first and last seven days in any calendar month, and

                     (4) the Collateral Value attributable to all AP Mortgages included in any category of the Borrowing Base does not exceed thirty-five percent (35%) of the Aggregate Commitment for any day other than the first and last seven days of any calendar month;

              (iv) which, if subject to an Investor Transmittal Letter or Trust Receipt and if said Pledged Mortgage was:

                     (1) withdrawn by the Borrower or any Borrowing Subsidiary for purposes of correcting clerical or other non-substantive documentation problems: (i) the promissory note and other documents relating to said Pledged Mortgage were returned to the Collateral Agent within fifteen (15) calendar days from the date of withdrawal, (ii) said Pledged Mortgage was released to the Borrower or any Borrowing Subsidiary pursuant to a Trust Receipt and (iii) the Collateral Value of said Pledged Mortgage when added to the Collateral Value of all other Pledged Mortgages which have been similarly released to the Borrower or any Borrowing Subsidiary does not exceed the lesser of $5,000,000 or two and one-half percent (2.5%) of the Aggregate Commitment;

                     (2) shipped by the Collateral Agent directly to an Approved Investor for purchase pursuant to an Investor Transmittal Letter which is a "Whole Loan Sale Transmittal Letter" in substantially the form of Exhibit "4" to the Security Agreement, the full purchase price therefor has been received by the Collateral Agent (or said Pledged Mortgage has been returned to the Collateral Agent) within forty-five (45) days from the date of shipment by the Collateral Agent; and

                     (3) shipped by the Collateral Agent directly to a custodian for purposes of formation of a pool supporting a Security, such Security is issued and sold and the purchase price therefor has been received by the Collateral Agent (or said Pledged

              Mortgage has been returned to the Collateral Agent) within forty-five (45) days from the date of shipment by the Collateral Agent; and

              (v) which has not been previously included in the Borrowing Base, then shipped to an investor and returned, for whatever reason, to the Collateral Agent (provided that the Agent may waive the requirement of this clause (v) if the Borrower explains to Agent the reason such Pledged Mortgage was returned and demonstrates to Agent's satisfaction that such Pledged Mortgage continues to satisfy all eligibility requirements hereunder).

       "Eligible Non-Agency Mortgage Loan" means an Eligible Mortgage Loan which: (i) is not a Conforming Mortgage Loan or a Jumbo Mortgage Loan; (ii) is a first or second priority Residential Mortgage Loan; (iii) has an original principal balance not in excess of $1,000,000; (iv) is subject to an Approved Investor Commitment pursuant to which the right to service such Mortgage Loan is to be purchased along with the purchase of such Mortgage Loan (i.e. it is to be sold on a "servicing released" basis); (v) fully conforms to all underwriting and other requirements for sale to an Approved Investor issuing an Approved Investor Commitment; (vi) has a FICO score of no less than 620; (vii) has a loan-to-value ratio (on a combined basis with the first priority Mortgage Loan in the case of second priority Pledged Mortgages) not in excess of ninety-five percent (95%); (viii) has been included in Collateral for 120 days or less since the Pledge Date of such Mortgage Loan; and (ix) has been originated less than 60 days prior to its Pledge Date.

       "Eligible Security" means any Pledged Security: (i) which is covered by an Approved Investor Commitment; and (ii) for which the Collateral Agent shall have received such evidence as may be required under the Security Agreement to confirm the existence of the security interest in favor of the Collateral Agent for the benefit of the Lenders in such Pledged Security.

       "Eligible Sub-Prime Mortgage Loan" means an Eligible Mortgage Loan which: (i) would not otherwise be includable in the Borrowing Base because either (1) it is none of an Eligible Conforming Mortgage Loan, Eligible HELOC Loan, Eligible Jumbo Mortgage Loan or Eligible Non-Agency Mortgage Loan or
(2) the Borrowing Base Sublimits listed in clauses (i) through (vii) of
Section 2.1.2 would otherwise limit its inclusion; (ii) is a first or second priority Residential Mortgage Loan; (iii) has an original principal balance not in excess of $250,000; (iv) is subject to an Approved Investor Commitment pursuant to which the right to service such Mortgage Loan is to be purchased along with the purchase of such Mortgage Loan (i.e. it is to be sold on a "servicing released" basis); (v) fully conforms to all underwriting and other requirements for sale to an Approved Investor issuing an Approved Investor Commitment; (vi) has a loan-to-value ratio (on a combined basis with the first priority Mortgage Loan in the case of second priority Pledged Mortgages) not in excess of ninety-five percent (95%); (vii) has been included in Collateral for 90 days or less since the Pledge Date of such Mortgage Loan; and (viii) has been originated less than 60 days prior to its Pledge Date.

       "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

       "ERISA" means the Employee Retirement Income Security Act of l974, as amended from time to time, and any rule or regulation issued thereunder.

       "Eurodollar Advance" means an Advance which bears interest at a Eurodollar Rate.

       "Eurodollar Base Rate" means the rate determined by the Agent to be the rate at which First Chicago offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period, in the approximate amount of $1,000,000 and having a maturity approximately equal to such Interest Period.

       "Eurodollar Loan" means a Loan which bears interest at a Eurodollar
Rate.

       "Eurodollar Rate" means, with respect to a Eurodollar Advance, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) one percent (1.0%) per annum. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

       "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

       "Existing Warehouse Facilities" means the credit facilities (other than the facility created pursuant to this Agreement) in existence on the date hereof maintained by the Borrower and/or one or more Borrowing Subsidiaries for the purpose of originating or purchasing (and secured by) Mortgage Loans or Securities.

       "Facility Fee Rate" means one-eighth of one percent (0.125%) per annum.

       "Federal Agency" means FHLMC, FNMA, GNMA, FHA or VA.

       "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

       "Federal Funds Funding Rate" means, with respect to any Fed Funds Loan for any day, the rate per annum equal to the consensus (or if no consensus exists, the arithmetic average) of the rates at which reserves are offered by first-class banks to other first-class banks (at approximately 10:00 a.m. (Chicago time)) on such day (or if such day is not a Business Day, on the immediately preceding Business Day) on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, based on quotes received by the Agent from three federal funds brokers of recognized standing selected by the Agent in its sole discretion.

       "Federal Funds Rate" means, for any day, an interest rate per annum equal to the Federal Funds Funding Rate for such day plus one and one-eighth percent (1.125%) per annum.

       "Fed Funds Advance" means an Advance which bears interest at the Federal Funds Rate.

       "Fed Funds Loan" means any Loan which bears interest at the Federal Funds Rate.

       "Fees"  is defined in Section 2.7.

       "FHA" means the Federal Housing Administration or any other agency, corporation or instrumentality of the United States to which the powers and duties of the Federal Housing Administration have been transferred.

       "FHA-Approved Mortgagee" means an institution that is approved by the FHA to act as a servicer and mortgagee of record with respect to a Mortgage Loan insured by the FHA.

       "FHLMC" means the Federal Home Loan Mortgage Corporation or any other agency, corporation or instrumentality of the United States to which the powers and duties of the Federal Home Loan Mortgage Corporation have been transferred.

       "FHLMC-Approved Lender" means an institution that is approved by the FHLMC to act as a lender in connection with the origination of any Mortgage Loan purchased by the FHLMC.

       "FHLMC Security" means a security representing an undivided fractional interest in a pool of Mortgage Loans, which security is issued and guaranteed as to full and timely payment of interest and full collection of principal by FHLMC.

       "FICO" means the "delinquency predictor" model established by Fair Isaac Co. and shown on a credit report prepared by Equifax, TRW or Trans Union.

       "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

       "Fixed Rate" means the Eurodollar Rate.

       "Fixed Rate Advance" means an Advance which bears interest at a Fixed
Rate.

       "Fixed Rate Loan" means a Loan which bears interest at a Fixed Rate.

       "FNMA" means the Federal National Mortgage Association or any other agency, corporation or instrumentality of the United States to which the powers and duties of the Federal National Mortgage Association have been transferred.

       "FNMA-Approved Lender" means an institution that is approved by FNMA to act as a lender in connection with the origination of any Mortgage Loan purchased by FNMA.

       "FNMA ASAP Tri-Party Agreement" means an agreement by and among the Borrower and the Borrowing Subsidiaries, FNMA and the Collateral Agent pursuant to which the parties thereto agree that the proceeds of all AP Mortgages sold by the Borrower or any Borrowing Subsidiary to FNMA shall be wired directly to the Settlement Account.

       "FNMA Security" means a security representing an undivided fractional interest in a pool of Mortgage Loans, which security is issued and guaranteed as to full and timely payment of principal and interest by FNMA.

       "Funding Account" is defined in Section 8.4.

       "GAAP" means generally accepted accounting principles as in effect from time to time, consistently applied.

       "GAAP Carrying Value" means, with respect to any asset of the Borrower, the value at which such asset is carried on the books of the Borrower in accordance with GAAP after excluding capitalized items. Any changes in the methodology used for adjusting such book value shall be subject to the prior approval of the Agent.

       "Gestation Collateral" means that portion of the Collateral which consists of Gestation Mortgage Loans and Securities issued in exchange for Gestation Mortgage Loans.

       "Gestation Mortgage Loans" means, as of any date, any Pledged Mortgages which the Borrower has identified as fully qualified for initial certification for the purpose of creating a pool of Mortgage Loans to support the issuance of a Security and with respect to which the Borrower has requested that the Collateral Agent either (i) acting in its capacity as pool custodian, initially certify for inclusion in such a pool or (ii) acting in its capacity as Collateral Agent, ship to a Federal Agency to obtain initial certification by such Federal Agency for inclusion in such a pool.

       "GNMA" means the Government National Mortgage Association or any other agency, corporation or instrumentality of the United States as to which the powers and duties of the Governmental National Mortgage Association have been transferred.

       "GNMA Security" means a security representing an undivided fractional interest in a pool of Mortgage Loans, which security is issued by the Borrower and guaranteed as to full and timely payment of principal and interest by GNMA without regard as to whether the Borrower collects any payments on such Mortgage Loans.

       "HELOC Loan" means a "home equity" line of credit secured by a first or second priority Mortgage on a Single Family Residence.

       "Ineligible Collateral" means any Pledged Item that does not at the time constitute Eligible Collateral.

       "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade),
(iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) Contingent Obligations, (vii) obligations (contingent or otherwise) in respect of Letters of Credit, (viii) obligations in respect of Sale and Leaseback Transactions, (ix) Operating Lease Obligations, (x) Net Mark-to-Market Exposure of Rate Hedging Agreements, and (xi) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on a consolidated balance sheet of such Person.

       "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two or three months commencing on a Business Day, all as selected by the Borrower pursuant to this Agreement. An Interest Period of one, two or three months shall end on the day which corresponds numerically to such date one, two or three months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second or third succeeding month, such Interest Period shall end on the last Business Day of such next, second or third succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

       "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; any stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and any structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

       "Investor Transmittal Letter" means either a "Whole Loan Sale Transmittal Letter" or a "Warehouse-Related MBS Transmittal Letter" substantially in the form of Exhibits "4" and "5", respectively, to the Security Agreement.

       "Jumbo Mortgage Loan" means a Conforming Mortgage Loan except for size, but which has an original principal balance of not more than $1,000,000.

       "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

       "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereto or on a Schedule hereto or otherwise selected by such Lender or the Agent pursuant to Section 2.19.

       "Lending Sublimits" is defined in Section 2.1.1.

       "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

       "Leverage Ratio" means the ratio of Total Liabilities to Tangible Net Worth.

       "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, encumbrance or preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

       "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

       "Loan Documents" means this Agreement, any Notes issued pursuant to
Section 2.15, the Security Agreement, the mandate letter agreement among the Borrower, the Agent and the Arranger dated January 22, 1999, and the other documents and agreements contemplated hereby and executed by the Borrower or any Borrowing Subsidiary or any other Person in favor of the Agent, the Collateral Agent or any Lender.

       "Material Adverse Effect" means a material adverse effect on (i) the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any Borrowing Subsidiary to perform its obligations under the Loan Documents, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

       "Material Subsidiary" means each Borrowing Subsidiary and each other Subsidiary of the Borrower which (i) represents more than 5% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 5% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

       "Moody's" means Moody's Investors Service, Inc. or any successor to its business.

       "Mortgage" means a mortgage, deed of trust, security deed or similar instrument purporting to create a first or second lien or similar interest in real estate and improvements thereon.

       "Mortgage Loan" means a loan of money evidenced by a Mortgage Note and secured by a Mortgage.

       "Mortgage Note" means a note evidencing the indebtedness secured by a Mortgage.

       "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

       "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Hedging Agreements. "Unrealized losses" means the fair market value of the cost to such Person of replacing a Rate Hedging Agreement as of the date of determination (assuming such Rate Hedging Agreement were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing a Rate Hedging Agreement as of the date of determination (assuming such Rate Hedging Agreement were to be terminated as of that date).

       "Net Worth" means, as of any date of determination thereof, the net worth of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with Agreement Accounting Principles.

       "Non-Agency and HELOC Premium Balance" means, for any day, the amount (if any) by which (i) the aggregate principal balance of all Loans outstanding on such day exceeds (ii) that portion of the Borrowing Base on such date attributable to (collectively) Eligible Conforming Mortgage Loans, Eligible Jumbo Mortgage Loans and Eligible Sub-Prime Mortgage Loans.

       "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.15 evidencing amounts that may be advanced from time to time under this Agreement in substantially the form of Exhibit "A" attached hereto, including any amendment, modification, renewal or replacement of any such promissory note.

       "Notice of Assignment" is defined in Section 12.3.2.

       "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower or any Borrowing Subsidiary to the Lenders or to any Lender, the Agent, the Collateral Agent or any indemnified party arising under the Loan Documents.

       "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

       "Operating Lease Obligations" means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under Agreement Accounting Principles if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Borrower and its Subsidiaries.

       "Other Taxes" is defined in Section 3.5(ii).

       "Overnight Transaction Loan Effective Rate" means, as of any day, a fluctuating rate of interest per annum determined by the Agent as its overnight transaction loan rate for such day.

       "Overnight Transaction Loan Rate" means, with respect to a Swingline Advance, a rate equal to the sum of (i) the Overnight Transaction Loan Effective Rate plus (ii) one and one-quarter percent (1.25%) per annum.

       "Oversize Jumbo Loans" means a Jumbo Mortgage Loan which has an original principal balance in excess of $650,000.

       "Participants" is defined in Section 12.2.1.

       "Payment Date" means the first Business Day of each calendar month.

       "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

       "Person" means any natural person, corporation, firm, joint venture, partnership, association, limited liability company, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

       "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

       "Pledge Date" means the date on which a Pledged Item is first delivered in pledge to the Collateral Agent for the benefit of the Lenders or is otherwise made subject to a security interest in favor of the Collateral Agent for the benefit of the Lenders, provided that the date of delivery of a Mortgage Loan covered by an Agreement to Pledge shall be deemed to be the date of delivery of such Agreement to Pledge even after subsequent delivery of the related Required Mortgage Documents.

       "Pledged Item" means any Pledged Mortgage or Pledged Security.

       "Pledged Mortgages" means all Mortgage Loans that are from time to time delivered (or, in the case of AP Mortgages, are committed to be delivered) to the Collateral Agent for the benefit of the Lenders pursuant to this Agreement and the Security Agreement.

       "Pledged Securities" means all Securities that are from time to time pledged to the Collateral Agent for the benefit of the Lenders pursuant to this Agreement and the Security Agreement.

       "Pledgor" means, with respect to any Pledged Item, the Borrower or the applicable Borrowing Subsidiary which owns such Pledged Item.

       "Post-Default Swingline Advance" means any Swingline Advance made at a time when the Swingline Lender has actual knowledge that a Default or Unmatured Default which has not been waived exists or would exist upon the making of such Swingline Advance; provided that any such Swingline Advance shall cease to be a Post-Default Swingline Advance at such time, if any, as the Lenders waive or accept cure of the applicable Default or Unmatured Default.

       "Primary Advance" means a Eurodollar Advance, a Fed Funds Advance or an Alternate Base Rate Advance.

       "Primary Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth as its "Primary Commitment" (which equals its Commitment MINUS its Swingline Commitment, if any) on Schedule "1" attached hereto or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to
Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

       "Primary Commitment Percentage" means, for each Lender as of any date, the quotient of (a) such Lender's Primary Commitment divided by (b) the aggregate Primary Commitments (which equals the Aggregate Commitment MINUS the Swingline Commitment), which Primary Commitment Percentage shall initially be as set forth on Schedule "1" attached hereto, as it may be amended from time to time.

       "Primary Loan" means a Loan consisting of a portion of a Primary
Advance.

       "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

       "Purchasers" is defined in Section 12.3.1.

       "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate floor, cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

       "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Hedging Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

       "Recourse Servicing" means any servicing rights under a Servicing Agreement which obligates the Borrower or any Borrowing Subsidiary either to repurchase Mortgage Loans upon default by the borrower thereunder or to indemnify any party having an interest in such Mortgage Loans against any loss arising from such a default for reasons other than (i) a breach of any representations or warranties regarding the condition of such Mortgage Loans at origination which were made by the Borrower or any Borrowing Subsidiary as originator of such Mortgage Loans, or (ii) the default in payment by the mortgagor with respect to the first payment due after the date on which the applicable Mortgage Loan was sold.

       "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

       "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

       "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

       "Reports" is defined in Section 10.14.

       "Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the aggregate unpaid principal amount of the outstanding Advances.

       "Required Mortgage Documents" means the instruments and documents described in Schedule "A" to the Security Agreement, as applicable to a particular Mortgage Loan, which are required to be delivered to the Collateral Agent.

       "Reserve Requirement" means, with respect to the Eurodollar Rate applicable to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on eurocurrency liabilities.

       "Residential Mortgage Loan" means a Mortgage Loan secured by a Mortgage on a Single Family Residence.

       "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its business.

       "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

       "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

       "Security" means any FHLMC Security, FNMA Security or GNMA Security.

       "Security Agreement" means the Security and Collateral Agency Agreement as of even date herewith, substantially in the form of Exhibit "G" attached hereto, by and among the Borrower, the Borrowing Subsidiaries, the Agent, and the Collateral Agent, pursuant to which a security interest is created in favor of the Collateral Agent for the Lenders under this Agreement in certain Collateral to be pledged pursuant to this Agreement, as the same may, from time to time, be further supplemented, modified or amended.

       "Servicing Agreement" means a written contract of the Borrower with another Person to act on behalf of such other Person to, among other things, receive payments in respect of Mortgage Loans and to service Mortgage Loans, whether or not such Mortgage Loans are Pledged Mortgages.

       "Settlement Account" is defined in Section 8.4.

       "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

       "Single Family Residence" means a one to four family dwelling unit, which may be a condominium unit but which shall not be a mobile home, manufactured housing or a dwelling unit in a cooperative apartment building.

       "Subordinated Indebtedness" means the Indebtedness of Pacific Guarantee Mortgage Corporation described on Exhibit K hereto and any other Indebtedness which the Required Lenders may hereafter approve as qualifying as Subordinated Indebtedness, the payment of which in either case shall be subordinated to the payment of the Obligations pursuant to subordination agreements in the form attached hereto as Exhibit L.

       "Sub-Prime Premium Balance" means, for any day, the amount (if any) by which (i) the aggregate principal balance of all Loans outstanding on such day exceeds (ii) that portion of the Borrowing Base on such date attributable to (collectively) Eligible Conforming Mortgage Loans, Eligible HELOC Loans, Eligible Jumbo Mortgage Loans and Eligible Non-Agency Mortgage Loans.

       "Subservicing Agreement" means a Servicing Agreement between the Borrower or any Borrowing Subsidiary and a Person which does not own the Mortgage Loans being serviced thereunder but only has servicing or other non-ownership rights with respect thereto, pursuant to which the Borrower or any Borrowing Subsidiary subservices Mortgage Loans for others.

       "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

       "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 20% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 20% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

       "Swingline Advances" means an Advance made by the Swingline Lender under the special availability provisions described in Section 2.4 bearing interest at the Overnight Transaction Loan Rate (except that Swingline Advances made pursuant to Section 2.4.2 and Swingline Advances requested after 4:00 p.m. shall bear interest at the Alternate Base Rate).

       "Swingline Commitment" means the obligation of First Chicago to make Swingline Loans not exceeding the amount set forth as its "Swingline Commitment" on Schedule "1" hereto, as such amount may be modified from time to time pursuant to the terms hereof.

       "Swingline Lender" means First Chicago.

       "Swingline Loan" means a Loan consisting of a Swingline Advance.

       "Tangible Net Worth" means Net Worth, PLUS the principal balance of the Subordinated Indebtedness, LESS the sum of the following (without duplication): (a) any assets of the Borrower and its consolidated Subsidiaries which would be treated as intangibles under Agreement Accounting Principles including, without limitation, any write-up of assets (other than in connection with acquisitions of new Subsidiaries or assets), good-will, research and development costs, trade-marks, trade names, copyrights, patents and unamortized debt discount and expenses and (b) loans or other extensions of credit to Affiliates of the Borrower or to officers or employees of the Borrower or of any of its Affiliates (but only to the extent such loans or extensions of credit are accounted for in the computation of Net Worth and not offset by corresponding liabilities pursuant to consolidation in such computation of Net Worth) other than (i) Mortgage Loans made to such Persons in the ordinary course of business and (ii) the Subordinated Indebtedness.

       "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any liabilities with respect to the foregoing, but excluding Excluded Taxes.

       "Termination Date" means March 29, 2000 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

       "Total Liabilities" means the total liabilities of the Borrower and its Subsidiaries, all as determined on a consolidated basis, in accordance with Agreement Accounting Principles, EXCLUDING the Subordinated Indebtedness.

       "Transferee" is defined in Section 12.5.

       "Trust Receipt" means a trust receipt substantially in the form of Exhibit "2" to the Security Agreement.

       "Type" means, with respect to any Advance, its nature as an Alternate Base Rate Advance, Eurodollar Advance, Fed Funds Advance or Swingline Advance.

       "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

       "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

       "VA" means the Veterans Administration or any other agency, corporation or instrumentality of the United States as to which the powers and duties of the Veterans Administration have been transferred.

       "VA-Approved Lender" means an institution that is approved by the VA to act as a lender in connection with the origination of any Mortgage Loan guaranteed by the VA.

       "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

       "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability materially affects the business, operations and financial condition of the Borrower and its Subsidiaries and of the Borrower's and its Subsidiaries' material customers, suppliers and vendors.

       "Year 2000 Program" is defined in Section 5.19.

       The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                               ARTICLE II
                              THE CREDITS

       2.1.   COMMITMENT, SUBLIMITS AND TYPES OF ADVANCES.

              2.1.1. COMMITMENT AND LENDING SUBLIMITS. From and including the date of this Agreement and prior to the Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement (including the lending sublimits (the "Lending Sublimits") set forth below), to make Loans to the Borrower and the Borrowing Subsidiaries from time to time; provided that, on any date, after giving effect to such Loans and all other Loans that the Borrower (on behalf of itself or any Borrowing Subsidiary) has requested be made on such date under this Agreement:

              (1) the aggregate principal balance then outstanding of Loans then held by such Lender shall not exceed the amount of such Lender's then-current Commitment;

              (2) the aggregate principal balance then outstanding of all Primary Loans then held by such Lender shall not exceed the amount of such Lender's Primary Commitment;

              (3) subject to Section 2.4.2, the aggregate principal balance of all outstanding Swingline Loans held by the Swingline Lender on such date shall not exceed the Swingline Lender's Swingline Commitment;

              (4) the aggregate principal balance of all outstanding Advances under this Agreement on such date shall not exceed the Aggregate Commitment; and

              (5) the Coverage Requirement, on such date, shall not exceed the lesser of the Aggregate Commitment or the then-current Borrowing Base.

Subject to the terms of this Agreement, the Borrower and the Borrowing Subsidiaries may borrow, repay and reborrow at any time prior to the Termination Date. The Commitments to lend hereunder shall expire on the Termination Date.

              2.1.2. BORROWING BASE SUBLIMITS. The maximum amount that can be credited toward the Borrowing Base from certain types of Collateral shall be limited (the "Borrowing Base Sublimits") so that the Borrowing Base value attributable to:

              (i) all Jumbo Mortgage Loans shall not exceed thirty-five percent (35%) of the Aggregate Commitment;

              (ii) Oversize Jumbo Loans shall not exceed five percent (5%) of the Aggregate Commitment;

              (iii) Eligible Non-Agency Mortgage Loans shall not exceed ten percent (10%) of the Aggregate Commitment;

              (iv) Eligible Non-Agency Mortgage Loans having original principal balances in excess of $650,000 shall not exceed two and one-half percent (2.5%) of the Aggregate Commitment;

              (v) Eligible Non-Agency Mortgage Loans having FICO scores less than 650 shall not exceed two and one-half percent (2.5%) of the Aggregate Commitment;

              (vi) Eligible Non-Agency Mortgage Loans, Eligible HELOC Loans and Eligible Sub-Prime Mortgage Loans which are not first priority Mortgage Loans shall not collectively exceed five percent (5%) of the Aggregate Commitment;

              (vii) Eligible HELOC Loans shall not exceed two percent (2%) of the Aggregate Commitment; and

              (viii) Eligible Sub-Prime Mortgage Loans shall not exceed five percent (5%) of the Aggregate Commitment.

              2.1.3. TYPES OF ADVANCES. Each Advance hereunder shall consist of one or more Primary Advances or Swingline Advances requested by the Borrower in accordance with Sections 2.8 and 2.9. Primary Advances shall be available as provided in Section 2.2 and Swingline Advances shall be available as provided in Section 2.4.

       2.2. PRIMARY ADVANCES. Subject to the terms and conditions herein (including the Lending Sublimits) the Borrower may request Primary Advances from the Lenders on a pro rata basis in accordance with each Lender's Primary Commitment Percentage. Primary Advances shall accrue interest at the Eurodollar Rate, the Federal Funds Rate or the Alternate Base Rate, as selected by the Borrower in accordance with Sections
2.8 and 2.9.

       2.3.   INTENTIONALLY OMITTED.

       2.4    SWINGLINE ADVANCES.

              2.4.1 GENERAL. Subject to the terms and conditions herein (including the Lending Sublimits), the Borrower may request Swingline Advances from the Swingline Lender. On any Borrowing Date each Swingline Advance requested by the Borrower shall be funded to the Borrower by the Swingline Lender in such amounts as designated in the Borrowing Notice.

              2.4.2 SWINGLINE ADVANCES TO PAY AMOUNTS DUE TO SWINGLINE LENDERS. If any amounts are advanced by the Swingline Lender to cover checks or wire transfers from any accounts of the Borrower or any Borrowing Subsidiary maintained with the Swingline Lender when there are insufficient funds in such accounts to cover the applicable check or wire transfer and sufficient funds are not deposited in the applicable account before the close of business on the day on which the applicable check or wire transfer request is honored, then the Borrower shall be deemed to have requested, and the Swingline Lender may (but shall not be obligated to) elect to make, a Swingline Advance at the Alternate Base Rate to pay such overdraft amount (even if such a Swingline Advance would cause the aggregate amount of all outstanding Swingline Advances to exceed the Swingline Commitment); PROVIDED HOWEVER, that (i) the Swingline Lender shall not make any such Swingline Advance to the extent such Advance would cause (x) the Coverage Requirement to exceed the Borrowing Base or (y) the aggregate principal balance of all outstanding Advances under this Agreement to exceed the Aggregate Commitment, and (ii) the reallocations of any such Swingline Advances among the Lenders shall be as set forth in Section 2.6.

       2.5.   INTENTIONALLY OMITTED.

       2.6. REALLOCATION. At the request of the Swingline Lender at any time, and at the request of any Lender given during the continuance of a Default, all Advances shall be reallocated among all Lenders in accordance with each Lender's Commitment Percentage, and all Swingline Advances shall be deemed Alternate Base Rate Advances upon such reallocation. Each Lender holding less than its Commitment Percentage of all Advances shall immediately purchase for cash and at face value such participations in the Notes and Loans held by other Lenders, and make such other adjustments, as may be needed to cause each Lender to hold its Commitment Percentage of the Advances. No Lender shall be required to so purchase such participations to the extent that such purchase would cause such Lender's share of the aggregate unpaid principal amount of all Loans then outstanding under this Agreement to exceed its Commitment hereunder. Notwithstanding anything to the contrary contained in this Agreement, after any such reallocation has occurred following the occurrence and during the continuance of a Default (but not upon a reallocation made at the election of the Swingline Lender absent any Default): (i) the Swingline Commitment shall be zero and (ii) all future Advances, if any, shall be made as Alternate Base Rate Advances. Notwithstanding the provisions of this Section, Post-Default Swingline Advances shall not be reallocated among the Lenders but shall be held solely by the Swingline Lender. In no event shall the Swingline Lender be obligated to make any Post-Default Swingline Advances.

       2.7.   FEES.  The Borrower shall pay the following fees (the "Fees"):

              2.7.1. UP-FRONT FEES. The up-front fees payable to the Lenders on the Effective Date pursuant to the terms of the offer letter dated February 8, 1999 from the Arranger to prospective Lenders.

              2.7.2. FACILITY FEES. A facility fee based on the Aggregate Commitment from time to time from and after the date hereof, calculated at the Facility Fee Rate, expressed as a per diem rate on the actual Aggregate Commitment for each day during the preceding full or partial calendar quarter, payable (without duplication) in arrears, on the first Business Day of each calendar quarter, upon each reduction in or termination of the Aggregate Commitment and on the Termination Date. This fee shall be paid to the Agent and allocated among the Lenders on a pro rata basis in accordance with their respective Commitments during the applicable period.

              2.7.3. COLLATERAL PREMIUM FEES.

                     (1) For each day on which a Non-Agency and HELOC Premium Balance exists, a fee ("Non-Agency Premium Fee") to the Lenders in an amount equal to (A) 0.125% multiplied by (B) such Non-Agency and HELOC Premium Balance and divided by (C) 360, which Non-Agency Premium Fee shall be allocated among the Lenders pro-rata in proportion to their respective outstanding Loans on such day.

                     (2) For each day on which a Sub-Prime Premium Balance exists, a fee ("Sub-Prime Premium Fee") to the Lenders in an amount equal to (A) 0.25% multiplied by (B) such Sub-Prime Premium Balance and divided by (C) 360, which Sub-Prime Premium Fee shall be allocated among the Lenders pro-rata in proportion to their respective outstanding Loans on such day.

                     (3) Notwithstanding the fact that the Non-Agency Premium Fee and the Sub-Prime Premium Fee shall be calculated and accrued daily, such Fees shall be payable in arrears on each Payment Date and on the Termination Date.

              2.7.4. LEVERAGE PREMIUM FEE. A leverage premium fee based on the outstanding Loans from time to time, calculated at the Leverage Premium Fee Rate (as defined below in this Section), on the actual outstanding Loans for each day during the preceding full or partial calendar month, payable in arrears on each Payment Date and on the Termination Date. This fee shall be paid to the Agent and allocated among the Lenders on a pro rata basis in proportion to their respective outstanding Loans during the applicable period. "Leverage Premium Fee Rate" shall mean 0.125% per annum for each month for which the Leverage Ratio exceeds 10.0 to 1.0 as of the last day of the prior month (e.g. the Leverage Premium Fee Rate for March, 1999 shall be based on the Leverage Ratio as of the last day of February, 1999); provided that (i) the Leverage Premium Fee Rate shall be increased to 0.25% per annum for each month through and including August, 1999 for which the Leverage Ratio exceeds 12.0 to 1.0 as of the last day of the prior month, and (ii) if the Leverage Ratio exceeds 12.0 to 1.0 as of the last day of August, 1999, then the Leverage Premium Fee Rate for the period from September 1, 1999 through September 30, 1999 shall equal 0.25% per annum (and shall equal 0.125% per annum for the remainder of September, 1999).

              2.7.5. AMENDMENT FEE. An amendment fee of $2,500 to each Lender for each amendment to this Agreement other than (i) the first amendment hereto made at the request of the Borrower, or (ii) any amendment hereto made solely at the request of the Agent or one or more Lenders.

              2.7.6. AGENT FEES. Any fees payable to the Agent pursuant to the Borrower's prior letter agreement with the Agent dated January 22, 1999.

              2.7.7. COLLATERAL AGENT FEES. Any fees payable to the Collateral Agent for its services rendered pursuant to the Security Agreement as agreed to by the Borrower and charged by the Collateral Agent from time to time.

       2.8. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. The Borrower shall select the Type of Advance and, in the case of each Fixed Rate Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than (i) 11:00 a.m. (Chicago time) on the Borrowing Date of each Alternate Base Rate Advance or Fed Funds Advance, (ii) 4:45 p.m. (Chicago time) on the proposed Borrowing Date for each Swingline Advance (provided that Swingline Advances requested after 4:00 shall bear interest at the Alternate Base Rate rather than at the Overnight Transaction Loan Rate), and (iii) 11:00 a.m. (Chicago time) at least three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

       (a) the Borrowing Date, which shall be a Business Day, of such Advance,

       (b) the aggregate amount of such Advance, which shall (1) not be less than $3,500,000 for all Advances other than Swingline Advances, and (2) not be less than $100,000 for Swingline Advances,

       (c)    the Type of Advance selected,

       (d) in the case of each Eurodollar Advance, the Interest Period applicable thereto, and

       (e) if the Advance request is on behalf of a Borrowing Subsidiary, the identity of applicable Borrowing Subsidiary.

All Advances shall be requested by the Borrower, and each of the Borrowing Subsidiaries irrevocably authorizes (i) the Borrower to request Advances on its behalf and (ii) the Agent to honor requests for Advances made by the Borrower. Not later than noon (Chicago time) on each Borrowing Date, with respect to all Advances other than Swingline Advances, each Lender shall make available its Loan or Loans comprising such Advance, in funds immediately available in Chicago to the Agent at its address specified pursuant to
Article XIII; provided that Swingline Advances may be made available at any time up to the close of business. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

       2.9. CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. An Alternate Base Rate Advance shall continue as an Alternate Base Rate Advance unless and until such Alternate Base Rate Advance is converted into another Type of Advance (other than a Swingline Advance). A Fed Funds Advance shall continue as a Fed Funds Advance unless and until (a) such Advance is converted into a different Type of Advance (other than a Swingline Advance) in accordance with the terms hereof or (b) the Borrower or a Borrowing Subsidiary has paid any such Fed Funds Advance prior to 11:00 a.m. (Chicago time) on any Business Day. A Swingline Advance shall continue as a Swingline Advance unless and until the Borrower has paid any such Swingline Advance prior to 4:00 p.m. (Chicago time) on any Business Day. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest

Period therefor, at which time such Eurodollar Advance shall be automatically converted into an Alternate Base Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance either continue as a Eurodollar Advance for the same or another Interest Period or be converted into an Advance of another Type (other than a Swingline Advance). Swingline Advances may be repaid out of new Advances hereunder but may not be converted to a different Type of Advance. The Borrower may elect from time to time to convert all or any part of an Advance of any Type (other than a Swingline Advance) into any other Type or Types of Advances (other than a Swingline Advance); provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.
 The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Alternate Base Rate Advance or Fed Funds Advance or conversion or continuation of a Eurodollar Advance not later than (i) 11:00 a.m. (Chicago time) on the date of the requested conversion, in the case of a conversion into an Alternate Base Rate Advance or Fed Funds Advance or (ii) 11:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion into or continuation of a Eurodollar Advance, specifying:

    (i) the requested date which shall be a Business Day, of such conversion or continuation,

   (ii) the aggregate amount (which meets the minimums set forth in Section 2.8(b)) and Type of the Advance which is to be converted or continued, and

  (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

       2.10. REDUCTIONS TO AGGREGATE COMMITMENT. The Borrower may from time to time permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $10,000,000, upon at least ten (10) Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction. On or before the effective date of any such reduction, the Borrower shall, if necessary, repay sufficient Loans to prevent the remaining outstanding Loans hereunder, after giving effect to such permanent reduction, from exceeding the Lending Sublimits. Upon any reduction of the Aggregate Commitment, upon the election of the Swingline Lender, the reduction in such Lender's Commitment may be allocated either solely to such Lender's Primary Commitment or in part to its Primary Commitment and in part to its Swingline Commitment on a pro rata basis.

       2.11.  PRINCIPAL PAYMENTS.

              2.11.1. OPTIONAL PRINCIPAL PAYMENTS. The Borrower or any Borrowing Subsidiary may from time to time pay, without penalty or premium, all outstanding Alternate Base Rate Advances or, in integral multiples of $100,000, any portion of the outstanding Alternate Base Rate Advances, upon prior written notice to the Agent. The Borrower or any Borrowing Subsidiary may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances or, in integral multiples of $100,000, any portion of the outstanding Eurodollar Advances, upon three Business Days' prior written notice to the Agent. Fed Funds Advances and Swingline Advances may be paid on any Business Day provided that the Borrower or any Borrowing Subsidiary has given the Agent written notice of such repayment on the date of such intended payment by (i) 11:00 a.m. (Chicago time) for Fed Funds Advances and (ii) 4:00 p.m. (Chicago time) for

Swingline Advances. All optional principal payments shall be applied to the Type of Advance designated by the Borrower or any Borrowing Subsidiary when making such payment, provided that any payments received during the continuance of a Default and after the provisions of Section 2.6 have been invoked and are in continued effect shall be applied on a pro rata basis to all Advances then outstanding. Payments so allocated to an Advance shall be distributed to the Lenders holding the Loans comprising such Advance on a pro rata basis in accordance with the respective unpaid principal balances of such Loans.

              2.11.2. REQUIRED PAYMENTS RELATED TO BORROWING BASE. On any date that the Coverage Requirement is in excess of the then-current Borrowing Base, the Borrower shall, prior to the close of business on such date, either deliver sufficient Eligible Collateral to eliminate such excess and/or make a mandatory payment to the Agent for the benefit of the Lenders in the amount
of such excess.   Any such payment shall be allocated as directed by the
Borrower unless a Default then exists and Section 2.6 has been invoked in which case such payment shall be allocated in accordance with the Lenders' respective outstanding Loans and in conjunction with the procedures described in Section 2.6, with such payments applied first to accrued interest and thereafter to principal.

              2.11.3. SETTLEMENT ACCOUNT PAYMENTS. Upon the sale of any Pledged Item (or repayment of any principal of any HELOC Loan constituting a Pledged Item (a "Pledged HELOC Loan")), the Borrower shall give the Agent documentation identifying the Pledged Item sold (or the Pledged HELOC Loan being fully or partially repaid), the purchaser thereof and the related net sales proceeds (or net principal repayment on a Pledged HELOC Loan) in a manner sufficient to allow the Agent to match each Settlement Account deposit ("Sale Deposit") with the applicable Pledged Item sold (or HELOC Loan repaid). Prior to the occurrence of a Default, upon the Agent's receipt of the documentation described in the preceding sentence with respect to any Pledged Item and the receipt of the related Sale Deposit in the Settlement Account, an amount equal to the lesser of such Sale Deposit and the Collateral Value of the related Pledged Item shall be applied to then outstanding Loans in the order and in the amounts directed by Borrower or, absent such direction, in the following order: (i) first, to Swingline Loans (other than those constituting Post-Default Swingline Advances) until paid in full, (ii) second, to Fed Funds Loans until paid in full, (iii) third, to Alternate Base Rate Loans until paid in full, (iv) fourth, to Eurodollar Loans (and with respect to Eurodollar Loans only, to interest thereon) until paid in full, and (v) fifth, to Post-Default Swingline Advances until paid in full. With respect to Eurodollar Loans, such amounts (1) shall be applied to such Loans in the order in which their Interest Periods expire (i.e. the Eurodollar Loans first maturing shall be the first repaid), and (2) shall be applied to interest on Loans which have been repaid before being applied to principal of Loans having a different Interest Period. The applications described in the preceding sentence shall occur on the Business Day on which the Sale Deposit is received in the Settlement Account if both the Sale Deposit and the related required documentation are received by noon (Chicago time) and shall occur on the next succeeding Business Day after both have been received if either the Sale Deposit or the documentation is received after noon. Prior to the occurrence of a Default, the Borrower may withdraw or otherwise direct the application of any portion of the Sale Deposit for a particular Pledged Item which remains in the Settlement Account after the applications described above so long as (after accounting for any such withdrawal or application) the Borrowing Base exceeds the Coverage Requirement. Any such disbursement shall be made within one Business Day after the later of Borrower's request or Agent's receipt of the applicable Sale Deposit. During the continuance of a Default, any amounts held or deposited in the Settlement Account may be withdrawn by the Agent and shall be applied to the Obligations in accordance with Section 8.8.

              2.11.4. FINAL PAYMENT ON TERMINATION DATE. Any outstanding Advances and all other unpaid Obligations, unless required to be paid earlier pursuant to the terms hereof, shall be paid in full by the Borrower on the Termination Date.

       2.12. CHANGES IN INTEREST RATE, ETC. Each Alternate Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from another Type of Advance into an Alternate Base Rate Advance pursuant to
Section 2.9 to but excluding the date it is paid or is converted into another Type of Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Alternate Base Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as an Alternate Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. The interest rate on each Swingline Advance or Fed Funds Advance shall be recalculated daily for each day that such Swingline Advance or Fed Funds Advance is continued under Section 2.9. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Advance. No more than seven (7) Interest Periods may be in effect at one time, and no Interest Period may end after the Termination Date.

       2.13. RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.1 requiring unanimous consent of the Lenders to reductions in interest rates), declare that no Advance may be made as, converted into or continued as a Fixed Rate Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.1 requiring unanimous consent of the Lenders to reductions in interest rates), declare that (i) each Eurodollar Advance (unless such Advances have been reallocated pursuant to Section 2.6) shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Advance (other than those under clause (i) above) shall bear interest at a rate per annum equal to the Alternate Base Rate plus 2% per annum; provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

       2.14. METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, on the date when due by (i) noon (Chicago time) with respect to all Advances other than Swingline Advances, and (ii) 4:00 p.m. (Chicago time) with respect to Swingline Advances, and all such payments shall be applied in accordance with Section 2.11.1. Notwithstanding the foregoing, if the Borrower fails to give the Agent notice of repayment of a Fed Funds Advance before 11:00 a.m. (Chicago time) on the Business Day that the Borrower or any Borrowing Subsidiary intends to repay such Fed Funds Advance, any payment of such Fed Funds Advance received by the Agent on such Business Day shall be deemed to have been received by the Agent at the opening of business on the following Business Day. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender.

The Agent is hereby authorized to charge the account of the Borrower and any Borrowing Subsidiary maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder (and such charges shall be reflected in the Borrower's monthly account statement).

       2.15. NOTELESS AGREEMENT; EVIDENCE OF INDEBTEDNESS. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower and the Borrowing Subsidiaries to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

       (ii)   The Agent shall also maintain accounts in which it will record
(a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower or any Borrowing Subsidiary to each Lender hereunder and (c) the amount of any sum received by the Agent hereunder from the Borrower or any Borrowing Subsidiary and each Lender's share thereof.

       (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall, absent manifest error, be PRIMA FACIE evidence of the existence and amounts of the Obligations therein recorded; PROVIDED, HOWEVER, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower or the Borrowing Subsidiaries to repay the Obligations in accordance with their terms. In the event of a conflict between the accounts maintained pursuant to paragraphs (i) and (ii) above, the entries made in the account maintained pursuant to paragraph (ii) shall, absent manifest error, be conclusive.

       (iv) Any Lender may request that its Loans be evidenced by a Note. In such event, the Borrower and the Borrowing Subsidiaries shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

       2.16. TELEPHONIC NOTICES. The Borrower and each Borrowing Subsidiary hereby authorize the Lenders and the Agent to extend, convert or continue Advances, to effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

       2.17. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Advance other than a Eurodollar Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which such Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest and Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received at the place of payment prior to the time required for payment as set forth in Section 2.14. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

       2.18. NOTIFICATION BY THE AGENT. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly upon determination thereof, the Agent will notify each Lender and the Borrower of the interest rate applicable to each Eurodollar Advance. When any Fed Funds Advances or Alternate Base Rate Advances are outstanding or have been requested, the Agent will give each Lender and the Borrower prompt notice of each change in such rates.

       2.19. LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

       2.20. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or any Borrowing Subsidiary or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of
(i) in the case of a Lender, the proceeds of a Loan or Advance or (ii) in the case of the Borrower or any Borrowing Subsidiary, a payment of principal, interest or Fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower or any Borrowing Subsidiary, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment due from a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, at the interest rate applicable to the relevant Loan, or (ii) in the case of payment due from the Borrower or any Borrowing Subsidiary, the interest rate applicable to the relevant Loan.

                                     ARTICLE III
                               CHANGE IN CIRCUMSTANCES


       3.1. YIELD PROTECTION. If, on or after the date of this Agreement, the adoption of or any change in any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

       (i) subjects any Lender or any applicable Lending Installation to any Taxes or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Fixed Rate Loans, or

       (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

       (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Fixed Rate Loans or to reduce any amount receivable by any Lender or any applicable Lending Installation in connection with its Fixed Rate Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of its Fixed Rate Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Fixed Rate Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Fixed Rate Loans or Commitment, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in an amount received.

       3.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and
(ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

       3.3. AVAILABILITY OF TYPES OF ADVANCES. If any Lender determines that maintenance of its Fixed Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Fixed Rate Advances or Fed Funds Advances are not available or (ii) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any Advances of the affected Type to be repaid or converted to Alternate Base Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

       3.4. FUNDING INDEMNIFICATION. If any payment or conversion of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment (including pursuant to Settlement Account applications pursuant to Section 2.11.3) or otherwise, or a Fixed Rate Advance is not made, continued or converted on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Fixed Rate Advance.

       3.5. TAXES. (i) All payments by the Borrower or any Borrowing Subsidiary to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower or any Borrowing Subsidiary shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower or applicable Borrowing Subsidiary shall make such deductions, (c) the Borrower or applicable Borrowing Subsidiary shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower or applicable Borrowing Subsidiary shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

       (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies (other than Excluded Taxes) which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

       (iii) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this
Section 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

       (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Service Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, UNLESS an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

       (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; PROVIDED that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

       (vi) Any Non-U.S. Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

       (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Non-U.S. Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

       3.6. LENDER STATEMENTS; SURVIVAL OF INDEMNITY. If, with respect to any Lender, circumstances arise which would result in an increase in the liability of the Borrower to such Lender under Sections 3.1, 3.2 or 3.5 or would result in the unavailability of a Type of Advance under Section 3.3, then such Lender shall notify the Agent thereof and such Lender shall, in consultation with the Agent and the Borrower and to the extent it can do so without materially disadvantaging itself, take such reasonable steps as may reasonably be open to such Lender to mitigate the effects of such circumstances (including designating an alternate Lending Installation with respect to its Fixed Rate Loans). If and so long as a Lender has been unable to take, or has not taken, steps reasonably acceptable to the Borrower to mitigate the effect of such circumstances, then (so long as no Default is continuing) at the Borrower's request such Lender shall assign all of its rights and obligations hereunder to another Person nominated by the Borrower with the approval of the Agent and willing to participate in this facility in place of such Lender; provided that such Person satisfies all of the requirements of this Agreement including, but not limited to, providing the forms required by Sections 3.5(iv) and 12.3. The Borrower shall pay the assignment fee due to the Agent under Section 12.3.2 in the event of any assignment made at the Borrower's request pursuant to the terms of this Section. Notwithstanding any such assignment, the obligations of the Borrower under Sections 3.1, 3.2, 3.5 and 9.7 shall survive any such assignment and shall be enforceable by such assigning Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or
3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable within 15 days of demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                      ARTICLE IV
                                 CONDITIONS PRECEDENT


       4.1. EFFECTIVENESS. This Agreement shall not be effective and no Lender shall be required to make the initial Advance hereunder until a date (the "Effective Date") upon which the Borrower has furnished or caused to be furnished to the Agent (with sufficient copies for the Lenders) the following:

    (i) Copies of the articles of incorporation or articles of organization, as applicable, of the Borrower and each Borrowing Subsidiary, together with all amendments, and a certificate of good standing or analogous certificate of status in its State of formation and (if different from its State of formation) in the State in which its principal place of business is located, each certified by the appropriate governmental officer.

   (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower and each Borrowing Subsidiary, of its by-laws or operating agreement and of its Board of Directors' or Members' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution, delivery and performance of the Loan Documents.

  (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower and each Borrowing Subsidiary, which shall identify by name and title and bear the signature of the officers of the Borrower and each Borrowing Subsidiary authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

   (iv) A certificate, signed by the chief financial officer or controller of the Borrower, (x) stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing, and
              (y) showing the calculations necessary to determine that all of the financial covenants set forth in this Agreement were satisfied as of January 1, 1999 and as of February 28, 1999.

    (v) Written opinions of the Borrower's in-house and outside counsel, addressed to the Agent and the Lenders in substantially the form of Exhibits "B-1" and "B-2" hereto.

   (vi) Any Notes requested by a Lender pursuant to Section 2.15 payable to the order of each such requesting Lender.

  (vii) A fully executed Security Agreement, together with such executed UCC-1 financing statements as the Agent may reasonably request.

 (viii) Written money transfer instructions, in substantially the form of Exhibit "J" hereto, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

   (ix)       Payment of all Fees due and payable on or before the Effective
              Date.

    (x)       Establishment of the Settlement Account.

   (xi) Information satisfactory to the Agent regarding the Borrower's Year 2000 Program.

  (xii) Such other documents as any Lender or its counsel may have reasonably requested in writing.

       4.2. EACH ADVANCE. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances), unless on the applicable Borrowing Date:

    (i)       There exists no Default or Unmatured Default.

   (ii) The representations and warranties contained in Article V and in the other Loan Documents are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

  (iii) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

       Each Borrowing Notice with respect to each Advance shall constitute a representation and warranty by the Borrower and each Borrowing Subsidiary that, after giving effect to the amount of the Advance being requested, (a) the conditions contained in Sections 4.2(i) and (ii) have been satisfied, (b) the then current Borrowing Base is equal to or greater than the Coverage Requirement, (c) any principal amount of any HELOC Loan which has repaid since the Pledge Date thereof has been deducted in calculating the then-current Borrowing Base, and (d) no Lending Sublimit has been exceeded. Any Lender may, if such Lender reasonably suspects that a Default or Unmatured Default may exist or would exist upon the funding of any requested Advance, require a duly completed compliance certificate in substantially the form of Exhibit "E" hereto as a condition to making an Advance.

                                      ARTICLE V
                            REPRESENTATIONS AND WARRANTIES


       The Borrower and each Borrowing Subsidiary represents and warrants to the Lenders that:

       5.1. EXISTENCE AND STANDING. Each of the Borrower and each of its Subsidiaries is a corporation duly incorporated (or a limited liability company duly organized, as applicable), validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite authority to own or lease its Property and to conduct its business in each jurisdiction in which its business is conducted if failure to have such authority could reasonably be expected to result in a Material Adverse Effect.

       5.2. AUTHORIZATION AND VALIDITY. Each of the Borrower and each Borrowing Subsidiary has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party, to consummate the transactions therein contemplated and to perform its obligations thereunder. The execution and delivery by the Borrower and each Borrowing Subsidiary of the Loan Documents to which it is a party, the consummation of the transactions therein contemplated and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower and each Borrowing Subsidiary enforceable against the Borrower and each Borrowing Subsidiary in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

       5.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by the Borrower and the Borrowing Subsidiaries of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any Subsidiary's organizational documents or any material provision of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on any of the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, or the consummation of the transactions contemplated in, any of the Loan Documents (other than filings to perfect the Liens granted pursuant to the Security Agreement).

       5.4. FINANCIAL STATEMENTS. The December 31, 1997 and the December 31, 1998 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

       5.5. MATERIAL ADVERSE CHANGE. Since December 31, 1998, there has been no change in the business, financial condition or results of operations of the Borrower and its Subsidiaries which could have a Material Adverse Effect.

       5.6. TAXES. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate in accordance with GAAP. If the Borrower or any of its Subsidiaries is a limited liability company, each such limited liability company qualifies for partnership tax treatment under United States federal tax law.

       5.7. LITIGATION AND CONTINGENT OBLIGATIONS. Except as set forth on Schedule "5" hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of the Loans or Advances. Other than any liability incident to such litigation, arbitration or proceedings, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

       5.8. SUBSIDIARIES. Schedule "3" hereto contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

       5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $500,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

       5.10. ACCURACY OF INFORMATION. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, or pursuant to, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

       5.11. REGULATION U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

       5.12. MATERIAL AGREEMENTS. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could have a Material Adverse Effect, or (ii) any agreement or instrument evidencing or governing Indebtedness in excess of $500,000.

       5.13. COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property to the extent failure to so comply could reasonably be expected to have a Material Adverse Effect.

       5.14. OWNERSHIP OF PROPERTIES. Except as set forth on Schedule "4" hereto, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.13, to all of the Property and assets reflected in the financial statements provided to the Agent and the Lenders as owned by the Borrower and its Subsidiaries.

       5.15. PLAN ASSETS; PROHIBITED TRANSACTIONS. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code); and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

       5.16. INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

       5.17. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       5.18. GNMA, FHA, VA, FNMA, AND FHLMC ELIGIBILITY. Each of the Borrower and each Borrowing Subsidiary is: (i) an FHA-Approved Mortgagee in good standing, a VA-Approved Lender, a FHLMC-Approved Lender and a FNMA-Approved Lender and meets all eligible requirements of law and governmental regulation so as to be eligible to originate, purchase, hold and service Mortgage Loans insured by FHA or supporting any Security; (ii) an approved seller and servicer in good standing of Mortgage Loans to each Federal Agency; and (iii) an approved issuer and servicer in good standing of Securities for FHLMC, FNMA and GNMA and meets all FHLMC, FNMA and GNMA requirements, requirements of law and governmental regulations so as to be able to issue Securities and to originate and service the Mortgage Loans that secure such Securities.

       5.19. YEAR 2000 COMPLIANCE. The Borrower has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program the Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

       5.20. SUBORDINATED INDEBTEDNESS. The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of the Subordinated Indebtedness, including the subordination provisions set forth in the applicable subordination agreements entered into among the Agent, Pacific Guarantee Mortgage Corporation and the applicable subordinated lenders.

                                      ARTICLE VI
                                      COVENANTS

       During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

       6.1. FINANCIAL REPORTING. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

       (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, reasonably acceptable to the Required Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and the Subsidiaries, including a balance sheet as of the end of such period and related profit and loss and changes in shareholders' equity statements, accompanied by any management letter prepared by said accountants.

       (ii) Within 30 days after the end of each month which is not the last month of a fiscal quarter, and within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss statements (showing a breakout of servicing sales gains attributed to servicing originated in prior periods), and a changes in shareholders' equity statement for the period from the beginning of such fiscal year to the end of such period, all certified (subject to normal year-end adjustments) as to fairness of presentation by its chief financial officer, controller or assistant controller.

       (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit "E" hereto signed by its chief financial officer, controller or assistant controller showing the calculations necessary to determine compliance with this Agreement and that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

       (iv) As soon as available but in any event within twenty (20) days after the end of each month, a certificate executed by the chief financial officer or controller of the Borrower (or other employees of the Borrower so authorized in writing, an original of which authorization shall be delivered to the Agent, by the chief financial officer or controller) setting forth the Leverage Ratio as of last day of the preceding month, along with such supporting documentation as the Agent may request relating to the calculation of the Leverage Ratio.

       (v) As soon as available but in any event within thirty (30) days after the end of each month, a production report, a pipeline report and a commitment report for such month reasonably satisfactory to the Agent.

       (vi) Within 45 days after the close of each quarterly period of each of its fiscal years, for itself and the Subsidiaries, a statement of cash flows for the period from the beginning of such fiscal year to the end of such period, certified as to fairness of presentation by its chief financial officer, controller or assistant controller.

       (vii) As soon as available and in any event within ten (10) days after the end of each calendar month (and within three Business Days after any request therefor by the Agent, which requests shall be made only when the Agent reasonably determines such a delivery is necessary), a Borrowing Base Certificate (which shall include the Borrower's reconciliation of any discrepancies from the Collateral Agent's reports on the status of Eligible Collateral at the end of such month (or the end of the Business Day prior to the date of the request, if requested by the Agent as set forth above)). An authorized officer of each Borrowing Subsidiary shall certify as to the accuracy of each Borrowing Base Certificate with respect to Collateral reflected therein which is owned by such Borrowing Subsidiary.

       (viii) Within ten (10) Business Days of receipt thereof by the Borrower or any of its Subsidiaries, copies of all compliance and audit reports received from any of FNMA, FHLMC or GNMA; within five (5) Business Days of submission thereof by the Borrower or any of its Subsidiaries, copies of all responses to any requests from any of FNMA, FHLMC or GNMA in connection with audit reports; and promptly upon receipt, a copy of any notice from (i) any Federal Agency to the effect that it is or is contemplating withdrawing its approval of the Borrower or any of its Subsidiaries as a FHA-Approved Mortgagee, FHLMC-Approved Lender, FNMA-Approved Lender or VA-Approved Lender or as an approved seller and servicer for FNMA, FHLMC or GNMA or (ii) any private mortgage insurer which insures any of the Collateral to the effect that it is contemplating withdrawing its approval of the Borrower or any of its Subsidiaries as an approved originator of insured Mortgage Loans.

       (ix) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

       (x) Promptly, and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer or controller of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

       (xi) Promptly, and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could have a Material Adverse Effect.

       (xii) Promptly, and in any event within 10 days after the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

       (xiii) Promptly, and in any event within 10 days after the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

       (xiv) On or before the first Business Day of each calendar month, the weighted average purchase price for each type of Eligible Collateral as of the last day of the preceding calendar month and showing the basis for the calculation thereof in detail reasonably satisfactory to the Agent.

       (xv) Promptly, and in any event within 10 days after receipt of notice by the Borrower, a description of any litigation, arbitration, governmental investigation, proceeding or inquiry commenced against or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of the Loans or Advances.

       (xvi) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

       6.2. USE OF PROCEEDS. The Borrower will, and will cause each Subsidiary to, only use the proceeds of the Advances for the purposes described in the recitals hereto, to pay interest, Fees, expenses and other Obligations, to pay Indebtedness of the Borrower existing on the date hereof, and to repay outstanding Advances. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

       6.3. NOTICE OF DEFAULT. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, (including, without limitation, developments with respect to Year 2000 Issues), which could have a Material Adverse Effect, which notice shall describe the actions being taken with respect thereto.

       6.4. CONDUCT OF BUSINESS. The Borrower will, and will cause each Material Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted (and related fields and such other fields as may be permitted in connection with Investments permitted under Section 6.12) and to do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The Borrower and each Borrowing Subsidiary will adhere in all material respects to customary practices and standards in the industry insofar as adherence to such practices and standards would require the Borrower and each Borrowing Subsidiary to cause obligors whose indebtedness is secured by Pledged Mortgages to comply with their obligations under such Pledged Mortgages with respect to the real estate securing such indebtedness, including without limitation, the payment of all taxes and insurance premiums related thereto and maintenance of such real estate in compliance with all laws.

       6.5. TAXES. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles. At any time that the Borrower or any of its Subsidiaries is organized as a limited liability company, each such limited liability company will qualify for partnership tax treatment under United States federal tax law.

       6.6. INSURANCE. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried. The Borrower will at all times, upon request of the Agent, furnish to the Agent copies of its, and each of its Subsidiaries', current Mortgage Bankers Blanket Bond and of its, and each of its Subsidiaries', insurance policies containing errors and omissions coverage or mortgage impairment coverage, and such Bonds and policies, to the extent possible, shall each provide that it is not cancelable without thirty (30) days prior written notice to the Agent.

       6.7. COMPLIANCE WITH LAWS. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject to the extent non-compliance could reasonably be expected to result in a Material Adverse Effect.

       6.8. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times to the extent failure to do so could reasonably be expected to result in a Material Adverse Effect.

       6.9. INSPECTION. The Borrower will, and will cause each Subsidiary to, permit the Agent, the Collateral Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable prior notice at such reasonable times and intervals as the Agent, the Collateral Agent or any Lender may designate.

       6.10. MERGER. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (i) a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary, and (ii) so long as such a merger does not result in a Change in Control or otherwise violate any provision of this Agreement, the Borrower or any Subsidiary may merge with another Person so long as the Borrower or the applicable Subsidiary is the surviving entity.

       6.11. SALE OF ASSETS. The Borrower will not sell any of its interests in any of its Subsidiaries, and the Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property, to any other Person, except:

        (i) Sales of Mortgage Loans and Securities in the ordinary course of business.

       (ii) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than Mortgage Loans and Securities in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

       6.12. INVESTMENTS AND ACQUISITIONS. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, except:

       (i)    Cash Equivalent Investments.

       (ii) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule "5" hereto.

       (iii) Investments in the ordinary course of the Borrower's mortgage banking business to purchase: (a) Mortgage Loans, collateralized mortgage obligations and Securities (and in connection with commitments to purchase the same); (b) servicing rights and mortgage servicing contracts of another Person engaged in mortgage-related businesses; and (c) real estate acquired by foreclosure.

       (iv) Investments in the ordinary course of the Borrower's mortgage banking business to enter into Rate Hedging Agreements.

       (v) Investments in the Borrowing Subsidiaries and in new Subsidiaries in which the Borrower shall own at least 80% of the equity interests and which are engaged primarily in the mortgage banking business.

       (vi) Other Investments in an aggregate amount (as to Borrower and all Subsidiaries) not at any time exceeding ten percent (10%) of Tangible Net Worth.

       6.13. LIENS. The Borrower will not, nor will it permit any Material Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

       (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books.

       (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

       (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

       (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.

       (v) Liens existing on the date hereof and described in Schedule "4" hereto.

       (vi) Liens in favor of the Agent and the Collateral Agent, for the benefit of the Lenders, granted pursuant to the Security Agreement.

       (vii) Liens incidental to the conduct of the Borrower's or its Subsidiaries' mortgage-related businesses or the ownership of their property or arising out of transactions entered in the ordinary course of their mortgage-related businesses which do not secure Indebtedness and do not, in the aggregate, materially detract from the value of their properties in the aggregate or materially impair the use thereof in the ordinary course of their businesses.

       (viii) Subject to the requirements of Section 6.16, Liens on Mortgage Loans and Securities owned by the Borrower or its Subsidiaries (other than Mortgage Loans or Securities constituting Collateral) to secure Indebtedness incurred from sources other than the Lenders for the purpose of originating or purchasing such Mortgage Loans or Securities.

       (ix) Liens upon real and/or tangible personal property, which property was acquired after December 31, 1998 (by purchase, construction or otherwise) by the Borrower or its Subsidiaries, each of which Liens either (A) existed on such property before the time of its acquisition and was not created in anticipation thereof at the request or direction of the Borrower, or (B) was created solely for the purpose of securing debt representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of the respective property; PROVIDED, that no such Lien shall extend to or cover any property of the Borrower or such Subsidiary other than the respective property so acquired and improvements thereon.

       (x) Liens of landlords, arising solely by operation of law and which are not avoidable as a matter of law, on fixtures and moveable property located on premises leased in the ordinary course of business, PROVIDED, that the rental payments secured thereby are not yet due.

       (xi) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Borrower and all Subsidiaries) $1,000,000 in an aggregate principal amount at any one time outstanding.

       6.14. AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

       6.15.  FINANCIAL COVENANTS.

              6.15.1. LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio to exceed (i) 15.0 to 1.0 at any time prior to September 30, 1999, or (ii) 12.0 to 1.0 at any time thereafter.

              6.15.2. NET WORTH. The Borrower will not, at any time, permit Tangible Net Worth to be less than (i) $13,000,000, plus (ii) the sum of the Applicable Equity Retention Amounts (as defined below) for each Equity Infusion (as defined below), plus (iii) seventy-five percent (75%) of the sum of the Borrower's positive net income (determined in accordance with Agreement Accounting Principles) earned after December 31, 1998, less (iv) an amount equal to the dividends paid to the Borrower's shareholders with respect to fiscal quarters ending after December 31, 1998 solely for purposes of providing the Borrower's shareholders with dividends in an amount sufficient to allow them to pay their state and federal income taxes on all taxable income allocated to them as shareholders of the Borrower for such periods, provided that Borrower was a corporation qualifying under subchapter S of the Code at the time of such dividends. The "Applicable Equity Retention Amount" shall mean (1) with respect to any Equity Infusion made at any time at which the Leverage Ratio is (after accounting for the receipt of such Equity Infusion) less than or equal to 12.0 to 1.0, fifty percent (50%) of the amount of such Equity Infusion, and (2) with respect to any Equity Infusion made at any time at which the Leverage Ratio is (after accounting for the receipt of such Equity Infusion) more than 12.0 to 1.0, seventy-five percent (75%) of the amount of such Equity Infusion. "Equity Infusion" shall mean the sum of the net proceeds of any sale or issuance of the Borrower's stock by the Borrower and any other equity contributions made to the capital of the Borrower after December 31, 1998.

       6.16. COMPLIANCE WITH SECURITY AGREEMENT. The Borrower will not fail to perform in any material respect any of its obligations under the Security Agreement. The Borrower will direct the Collateral Agent to ship Collateral only to Approved Investors or otherwise consistent with the provisions of the Loan Documents. The Borrower will not enter into or remain a party to, or allow any of its Subsidiaries to enter into or remain a party to, any other similar security agreements for Mortgage Loans not included in Collateral with any Person other than the Collateral Agent; provided that the Borrower and the Borrowing Subsidiaries may remain parties to the security agreements securing the Existing Warehouse Facilities until the date which is sixty days after the first Advance made under this Agreement.

       6.17. RECOURSE SERVICING. Neither the Borrower nor any Borrowing Subsidiary will at any time have any Recourse Servicing.

       6.18. FEDERAL AGENCY APPROVALS. The Borrower and each Borrowing Subsidiary (i) will maintain its status as a FHA-Approved Mortgagee, remain eligible to obtain VA guaranties of Mortgage Loans and remain approved by each Federal Agency as a seller/servicer and (ii) will not permit any Federal Agency to withdraw its approval of the Borrower or any Borrowing Subsidiary.

       6.19. APPROVED INVESTOR COMMITMENTS. The Borrower and the Borrowing Subsidiaries shall maintain Approved Investor Commitments which cover all Pledged Mortgages and Pledged Securities and each shall perform all of their respective obligations in connection with such Approved Investor Commitments.

       6.20. NEGATIVE PLEDGES. Neither the Borrower nor any Borrowing Subsidiary shall enter into any agreement pursuant to which it agrees (i) not to grant a lien to third parties unless such provision allows for the lien of the Agent, the Collateral Agent and the Lenders contemplated under the Loan Documents or (ii) to grant another creditor a pari passu security interest in and to the Collateral when a security interest is granted to the Agent, the Collateral Agent and the Lenders pursuant to the Loan Documents.

       6.21. YEAR 2000. The Borrower shall take and shall cause each of its Subsidiaries to take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues could not reasonably be expected to have a Material Adverse Effect.
At the request of the Agent, the Borrower shall provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

       6.22. BORROWING SUBSIDIARY DEBT. No Borrowing Subsidiary shall incur any Indebtedness other than (i) the Loans, (ii) subject to the terms of
Section 6.25, the Indebtedness existing on the date hereof and described on Schedule "4" hereto, and (iii) other Indebtedness, OTHER THAN Indebtedness for borrowed money, not to exceed $100,000 with respect to any individual Borrowing Subsidiary.

       6.23. FUNDING OF BORROWING SUBSIDIARY PLEDGED MORTGAGES. The Borrower and each Borrowing Subsidiary agrees that each Pledged Mortgage pledged by a Borrowing Subsidiary shall be funded with funds distributed to such Borrowing Subsidiary by the Borrower (either from the proceeds of an Advance or from other funds distributed to such Borrowing Subsidiary by the Borrower), so that in all cases each Borrowing Subsidiary shall have received reasonably equivalent value for the pledge of its Pledged Items.

       6.24. SUBORDINATED INDEBTEDNESS. Pacific Guarantee Mortgage Corporation will not (i) directly or indirectly voluntarily prepay, defease, purchase, redeem, retire or otherwise acquire any Subordinated Indebtedness unless no Default or Unmatured Default exists or would exist after giving effect to the applicable prepayment, defeasance, purchase, redemption, retirement or other acquisition, or (ii) make or permit any amendment or modification to the notes or any other agreements evidencing or governing any Subordinated Indebtedness.

       6.25. EXISTING WAREHOUSE FACILITIES. From and after the date of the initial Advance hereunder, neither the Borrower nor any Borrowing Subsidiary shall make any further borrowings under the Existing Warehouse Facilities. The Borrower and the Borrowing Subsidiaries shall pay in full all amounts then outstanding under the Existing Warehouse Facilities, and shall terminate the Existing Warehouse Facilities, on or before the date which is sixty days after the first Advance made under this Agreement. Promptly following the termination of the Existing Warehouse Facilities, the Borrower shall provide the Agent with evidence of such termination along with executed termination statements for the existing UCC financing statements filed in connection with the Existing Warehouse Facilities.

                                     ARTICLE VII
                                       DEFAULTS


       The occurrence of any one or more of the following events shall constitute a Default:

       7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any other Loan Documents, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made or deemed made (it being understood that if any of the representations and warranties made pursuant to the definition of "Borrowing Base" are not true and correct as of any date with respect to any Pledged Item, such Pledged Item shall be removed from Eligible Collateral as the sole remedy for such failure).

        7.2. Nonpayment of principal of any Loan when due (including but not limited to payments required pursuant to Section 2.11.2), or nonpayment of interest upon any Loan or of any Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

        7.3. The breach by the Borrower or any Borrowing Subsidiary of any of the terms or provisions of Section 6.2, 6.10, 6.11, 6.15, 6.17, 6.18 or 6.20.

        7.4. The breach by the Borrower or any Borrowing Subsidiary (other than a breach which constitutes a Default under any other Section of this
Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after the earlier to occur of (i) receipt of written notice from the Agent or any Lender of such breach or (ii) the date that the Borrower obtains knowledge of such breach.

        7.5. Failure of the Borrower or any of its Material Subsidiaries to pay when due any Indebtedness aggregating in excess of $2,000,000 ("Material Indebtedness"); or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Material Subsidiaries shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.

        7.6. The Borrower or any of its Material Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying, or consent to or acquiesce in, the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

        7.7. Without the application, approval or consent of the Borrower or any of its Material Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Material Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Material Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

        7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

        7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $1,000,000 in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments, in any case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

       7.10.  Any Change in Control shall occur.

       7.11. The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

       7.12. The Security Agreement shall for any reason fail to create a valid and perfected first priority security interest in any material portion of the collateral purported to be covered thereby, except as permitted by the terms of the Security Agreement, or the Security Agreement shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Security Agreement, or the Borrower or any Borrowing Subsidiary shall fail to comply with any of the terms or provisions of the Security Agreement.

       7.13. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $1,000,000 or any Reportable Event shall occur in connection with any Plan.

       7.14. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $250,000 per annum.

       7.15. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $250,000.

       7.16. The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Borrower or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation, which, in either case, could have a Material Adverse Effect.

       7.17. The representations and warranties set forth in "Section 5.15 Plan Assets; Prohibited Transactions" shall at any time not be true and correct.

                                     ARTICLE VIII
                     COLLATERAL, ACCELERATION AND OTHER REMEDIES

       8.1. SECURITY AND COLLATERAL AGENCY AGREEMENT. Pursuant to the Security Agreement, a security interest in and a continuing lien upon the Collateral has been created in favor of the Collateral Agent for the benefit of the Lenders.

       8.2. AP MORTGAGES. Each of the Borrower and each Borrowing Subsidiary agrees that while it is in possession of any Required Mortgage Documents for an AP Mortgage, it will hold the same in trust and as agent and bailee for the Collateral Agent and the Lenders, without authority to make any other disposition thereof, or of the proceeds thereof, except as may be otherwise permitted in writing by the Collateral Agent. The Borrower assumes the responsibility for loss or destruction of any such Required Mortgage Documents until the same are delivered to the Collateral Agent.

       8.3. RELEASE OF COLLATERAL. Upon the request of the Borrower delivered from time to time to the Agent and the Collateral Agent in connection with the proposed sale of any Collateral, the Agent shall promptly authorize the Collateral Agent to release Collateral specified in such notice from the lien of the Security Agreement, if, but only if, (i) at the time of such release no Default shall have occurred and then be continuing, (ii) the Borrowing Base, after giving effect to such release, is at least equal to the Coverage Requirement or any payment under Section 2.11 which may be required as a result of such release has been made, and (iii) the release of such Collateral will not create a violation of any Lending Sublimit or Borrowing Base Sublimit.

       8.4. SETTLEMENT ACCOUNT AND FUNDING ACCOUNT. There is hereby established with the Agent, for the benefit of the Lenders, a "cash collateral" account of the Borrower, Account #19-16319 ("Settlement
Account"), into which shall be deposited all cash proceeds from the sale of any Pledged Item. Only the Agent shall have access to the Settlement
Account. All amounts in the Settlement Account shall be applied as described in Section 2.11.3. There is also hereby established with the Agent, for the benefit of the Lenders, a second "cash collateral" account of the Borrower, Account #10-00090 ("Funding Account"), from which all AP Mortgages shall be funded (either by check drawn on such Funding Account or by wire transfer from such Funding Account). Only the Agent and (for purposes of authorizing wire transfers) the Collateral Agent shall have access to the Funding Account.

       8.5. TERMINATION. If all Commitments under this Agreement shall have expired or been terminated pursuant to the express terms hereof and no Obligations shall be outstanding, the Agent shall promptly deliver or cause to be delivered all cash standing to the credit of the Settlement Account and Pledged Items to the Borrower. The receipt by the Borrower of any cash in the Settlement Account and of all Pledged Items returned or delivered to the Borrower pursuant to any provision of this Agreement, together with UCC-3 termination statements executed by the Agent, shall be a complete and full acquittance for the Pledged Items so delivered.

        8.6. ACCELERATION. If any Default described in Section 7.6 or 7.7 occurs, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which the Borrower and each Borrowing Subsidiary hereby waive, and without any election or action on the part of the Agent or any Lender. If any other Default exists, the Required Lenders (or the Agent with the consent of the Required Lenders) may upon written notice to the Borrower (which may be delivered by concurrent facsimile) (i) terminate or suspend the obligations of the Lenders to make Loans hereunder and they shall, upon notice to the Borrower, terminate or be suspended, and/or (ii) declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower and each Borrowing Subsidiary hereby expressly waive. If, within thirty (30) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

       8.7.   OTHER REMEDIES.

              (i) Unless a Default shall have occurred and then be continuing, the Borrower shall be entitled to receive and collect directly all sums payable to the Borrower in respect of the Collateral except proceeds from the sale thereof.

              (ii) During the continuance of a Default, the Agent and the Collateral Agent, on behalf of the Lenders, shall be entitled to all the rights and remedies hereunder and in the Security Agreement, subject to the limitations and requirements of Paragraph 16 thereof, and all other rights or remedies at law or in equity existing or conferred upon the Lenders by other jurisdictions or other applicable law.

              (iii) Following the occurrence and during the continuance of a Default or an Unmatured Default, no Lender shall be obligated to fund any Loan hereunder.

              (iv) Following the occurrence and during the continuance of a Default, each of the Borrower and each Borrowing Subsidiary agrees that the Borrower, each Borrowing Subsidiary and the Agent shall, if the Agent shall request, implement certain procedures with respect to the Borrower's and each Borrowing Subsidiary's funding of AP Mortgages, all at the Borrower's sole expense. Such procedures may include, but are not limited to: (i) reducing the advance rate against AP Mortgages for purposes of determining the Collateral Value component of the Borrowing Base; (ii) requiring the closing agents for such AP Mortgages to enter into escrow or other agreements regarding the monies used to fund such AP Mortgages; and (iii) requiring the Borrower and each Borrowing Subsidiary to provide the Agent and the Lenders with such information regarding the funding of such AP Mortgages as the Agent may reasonably request. The Borrower and each Borrowing Subsidiary, at its expense, shall from time to time execute and deliver to the Agent or the Collateral Agent all such assignments, certificates, supplemental documents, and financing statements, and shall do all other acts or things, as the Agent may reasonably request in order to more fully implement such procedures.

              (v) Each of the Borrower and each Borrowing Subsidiary waives, to the extent permitted by law, any right to require the Agent or any Lender to (i) proceed against any Person, (ii) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order or (iii) pursue any other remedy in its power.

              (vi) The Agent on behalf of the Lenders may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the lien and priority of, or the security intended to be afforded by, any Pledged Item, including, without limitation, payment of delinquent taxes or assessments and insurance premiums. The Borrower and each Borrowing Subsidiary shall provide any and all information reasonably required by the Agent to administer this Agreement or collect on the Collateral. All advances, charges, costs and expenses, including reasonable attorneys fees, incurred or paid by the Agent in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof (or by any Lender acting on instruction of the Required Lenders in the enforcement hereof), together with interest thereon at the rate per annum of 2% plus the Alternate Base Rate from the time of payment until repaid, shall become a part of the Obligations.

              (vii) Following the occurrence of a Default and the acceleration of the Obligations the Agent shall be entitled to receive and collect all sums payable to the Borrower or any Borrowing Subsidiary in respect of the Collateral and (a) the Agent, at the request of the Required Lenders and upon notice to the Borrower, may in its own name or in the name of the Borrower or any Borrowing Subsidiary or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, (b) the Borrower and each Borrowing Subsidiary shall receive and hold in trust for the Lenders any amounts thereafter received by the Borrower or any Borrowing Subsidiary upon or in respect of any of the Collateral, advising the Agent as to the source of such funds and, if the Agent so requests at the direction of the Required Lenders, forthwith paying such amounts to the Agent, and (c) any and all amounts so received and collected by the Agent either directly or from the Borrower shall be deposited in the Settlement Account.

       8.8. APPLICATION OF PROCEEDS. After a Default and acceleration of the Obligations, the proceeds of any sale or enforcement of all or any part of the Collateral pursuant to the Security Agreement and the balance of any moneys in the Settlement Account shall be applied by the Agent:

              FIRST, to the payment of all costs and expenses of such sale or enforcement, including reasonable compensation to the Agent's agents and counsel, and all expenses, liabilities and advances made or incurred by the Agent or any Lender acting on instructions of the Required Lenders in connection therewith;

              SECOND, to the payment of all costs and expenses incurred by the Collateral Agent under the Security Agreement;

              THIRD, to the payment of all Fees and the outstanding principal balance of, and all accrued and unpaid interest on, all Loans under this Agreement, ratably according to the amount so due to each Lender until such amounts are paid in full;

              FOURTH, to the extent proceeds remain after application under the preceding subparagraphs, to the payment of all remaining Obligations until such amounts are paid in full; and

              FIFTH, to the payment to the Borrower, or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

       The Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. If the proceeds of any such sale are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of the Obligations, the Borrower and the Borrowing Subsidiaries shall remain liable for any deficiency.

       8.9. PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or Unmatured Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude any other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.1, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

       8.10. LIMITATION ON RECOURSE TO BORROWING SUBSIDIARIES. Each Borrowing Subsidiary and the Borrower shall be jointly and severally liable for the payment of the Obligations; provided, however, that recourse to any particular Borrowing Subsidiary hereunder shall be limited to the greater of
(i) such Borrowing Subsidiary's interest in the Collateral pledged by such Borrowing Subsidiary, or (ii) the maximum amount not subject (but for the provisions of this Section) to avoidance under Title 11 of the United States Code, as the same may be amended from time to time, or any analogous applicable state law. Each Borrowing Subsidiary's liability hereunder shall in no way be affected, impaired, reduced or released by any of the following (any or all of which may be done or omitted by Lenders in their sole discretion), namely, any compromise, settlement, surrender, release, discharge or extension with respect to the Obligations or with respect to any Collateral, or any other disposition of, or substitution for, or indulgence with respect to, or failure, neglect or omission to realize upon, or to enforce or exercise any liens or rights of appropriation or other rights with respect to, any Obligations or any security or collateral therefor or any claims against any person or persons primarily or secondarily liable thereon (including the Borrower or any other Borrowing Subsidiary). Each Borrowing Subsidiary hereby waives any and all defenses to which it might be entitled as a guarantor in the event such Borrowing Subsidiary is deemed to be a guarantor of the Obligations rather than a co-borrower.

                                      ARTICLE IX
                       AMENDMENTS; WAIVERS; GENERAL PROVISIONS

       9.1. AMENDMENTS AND WAIVERS. Other than (a) Commitment increases pursuant to Section 12.4 (which may be accomplished solely by the Borrower, the Agent and the subject Lender) and (b) temporary waivers of Collateral eligibility permitted pursuant to the definition of "Borrowing Base" (which may be accomplished solely by the Agent), the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower and the Borrowing Subsidiaries may enter into agreements supplemental hereto for the purpose of admitting new Borrowing Subsidiaries, adding or modifying any provisions to the Loan Documents, changing in any manner the rights of the Lenders or the Borrower or the Borrowing Subsidiaries hereunder, or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender directly or indirectly affected thereby:

       (i) Extend the final maturity of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or fees.

       (ii)   Reduce the percentage specified in the definition of Required
              Lenders.

       (iii) Extend the Termination Date, or reduce the amount of or extend the payment date for the mandatory payments required under Section 2.11, or increase the amount of the Aggregate Commitment or of the Commitment of any Lender hereunder (other than in accordance with Section 12.4).

       (iv)   Amend this Section 9.1.

       (v) Release any guarantor of any Obligation or, except as provided herein or in the Security Agreement, release any Collateral.

       (vi) Amend the definition of "Borrowing Base", "Collateral Value", "Eligible Conforming Mortgage Loan", "Eligible HELOC Loan", "Eligible Jumbo Mortgage Loan", "Eligible Non-Agency Mortgage Loan", "Eligible Sub-Prime Mortgage Loan" or "Eligible Security".

       (vii) Permit the Borrower or any Borrowing Subsidiary to assign its rights under this Agreement or amend or waive any restriction on the Borrower's or any Borrowing Subsidiary's ability to assign its rights or obligations under any of the Loan Documents.

       (viii) Amend or waive any Lending Sublimits or Borrowing Base Sublimits (other than the waivers expressly permitted pursuant to the definition of Borrowing Base).

       (ix) Amend or waive any provision herein regarding the indemnification of the Agent, the Collateral Agent or any Lender.

       (x) Amend or waive any provision herein regarding the allocation among the Lenders of any payments or proceeds received by the Agent hereunder.

       (xi) Amend or waive any provision herein which, by its terms, requires the consent, approval or satisfaction of all Lenders.


No amendment of any provision of this Agreement relating to the Agent or the Collateral Agent shall be effective without the written consent of the Agent or the Collateral Agent, as the case may be. In addition, the consent of the Collateral Agent shall be required for the effectiveness of any amendment referred to in Section 9.1 (iv), (v), (vi), (viii) and/or (ix) above. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

       9.2. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower and/or the Borrowing Subsidiaries contained in this Agreement shall survive the making of the Loans herein contemplated.

       9.3. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

       9.4. HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

       9.5. ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Borrowing Subsidiaries, the Agent, the Collateral Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Borrowing Subsidiaries, the Agent and the Lenders relating to the subject matter thereof, other than the fee letter described in Section 2.7.6 and any other agreement entered into in connection with the fees described in Section 2.7.7.

       9.6. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, PROVIDED, HOWEVER, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.7, 9.8 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

       9.7. EXPENSES; INDEMNIFICATION. (i) The Borrower shall reimburse the Agent, the Arranger and the Collateral Agent for any actual costs and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Collateral Agent, which attorneys may be employees of the Agent, the Arranger or the Collateral Agent) paid or incurred by the Agent, the Arranger or the Collateral Agent in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger, the Collateral Agent and the Lenders for any actual costs and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, the Arranger, the Collateral Agent and the Lenders, which attorneys may be employees of the Agent, the Arranger, the Collateral Agent or the Lenders) paid or incurred by the Agent, the Arranger, the Collateral Agent or any Lender in connection with the collection and enforcement of the Loan Documents.

       (ii) The Borrower hereby further agrees to indemnify the Agent, the Arranger, the Collateral Agent and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the Collateral Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final and non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification.

       (iii) The obligations of the Borrower under this Section shall survive the termination of this Agreement.

       9.8. NONLIABILITY OF LENDERS. The relationship between the Borrower and the Borrowing Subsidiaries on the one hand and the Lenders, the Agent and the Collateral Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger, the Collateral Agent nor any Lender shall have any fiduciary responsibilities to the Borrower or any Borrowing Subsidiary. Neither the Agent, the Arranger, the Collateral Agent nor any Lender undertakes any responsibility to the Borrower or any Borrowing Subsidiary to review or inform the Borrower or any Borrowing Subsidiary of any matter in connection with any phase of the Borrower's or any Borrowing Subsidiary's business or operations. Each of the Borrower and each Borrowing Subsidiary agrees that neither the Agent, the Arranger, the Collateral Agent nor any Lender shall have liability to the Borrower or any Borrowing Subsidiary (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower or any Borrowing Subsidiary in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final and non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, the Collateral Agent nor any Lender shall have any liability with respect to, and each of the Borrower and each Borrowing Subsidiary hereby waives, releases and agrees not to sue for any special, indirect or consequential damages suffered by the Borrower or any Borrowing Subsidiary in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

       9.9. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

       9.10. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

       9.11. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

       9.12. CONFIDENTIALITY. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.5.

       9.13. NONRELIANCE. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

                                      ARTICLE X
                          THE AGENT AND THE COLLATERAL AGENT


       10.1. APPOINTMENT; NATURE OF RELATIONSHIP. The First National Bank of Chicago is hereby appointed by each of the Lenders as its contractual representative hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. BANK ONE, Texas, N.A. is hereby appointed by each of the Lenders as its contractual representative hereunder and under the Security Agreement, and each of the Lenders irrevocably authorizes the Collateral Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the Security Agreement. The Agent and the Collateral Agent are hereby authorized to enter into the Security Agreement on behalf of the Lenders and all obligations of the Lenders thereunder shall be binding upon each Lender as if such Lender had executed the Security Agreement. FOR PURPOSES OF THIS
ARTICLE X (OTHER THAN SECTION 10.12), EACH REFERENCE TO THE TERM "AGENT" SHALL BE DEEMED TO BE A COLLECTIVE REFERENCE TO THE AGENT AND THE COLLATERAL AGENT. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined terms "Agent" and "Collateral Agent" throughout this Agreement, it is expressly understood and agreed that the Agent shall have not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

       10.2. POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

       10.3. GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, any Borrowing Subsidiary, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

       10.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in
Article IV, except receipt of items required to be delivered solely to the Agent; (iv) the existence or possible existence of any Default or Unmatured Default; (v) the value, sufficiency, creation, perfection or priority of any Lien on any collateral security; or (vii) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

       10.5. ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or, to the extent required by Section 9.1, all of the Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense (except any liability, cost or expense resulting from the Agent's gross negligence or willful misconduct) that it may incur by reason of taking or continuing to take any such action.

       10.6. EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

       10.7. RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect of legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

       10.8. AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that
(i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to
Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof.
The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

       10.9. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

       10.10. RIGHTS AS A LENDER. In the event the entity which is the Agent is a Lender, the entity which is the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the entity which is the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The entity which is the Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The entity which is the Agent, in its individual capacity, is not obligated to remain a Lender.

       10.11. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

       10.12. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. First Chicago agrees that it shall resign as Agent upon the request of the Borrower given at any time that both (i) no Default exists, and (ii) First Chicago's Commitment is less than the lesser of $25,000,000 or 10% of the Aggregate Commitment. In addition, if (x) the Agent fails to perform its obligations under this Agreement in any material manner and fails to correct its performance within thirty days after written notice given by not less than the Required Lenders, or (y) the Commitment of the entity which is the Agent is less than the lesser of $25,000,000 or 10% of the Aggregate Commitment, then the Agent may be removed upon thirty days written notice given by not less than the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders by the removal date in the case of removal or within thirty days after the resigning Agent's giving notice of its intention to resign in the case of resignation, then the resigning or removed Agent may appoint, on behalf of the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank having capital and retained earnings of at least $100,000,000 as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

       10.13. DELEGATION TO AFFILIATES. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

       10.14. REPORTS. Each of the Borrower and each Borrowing Subsidiary acknowledges that from time to time First Chicago may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrower's or any Borrowing Subsidiary's assets for internal use by First Chicago from information furnished to it by or on behalf of the Borrower or any Borrowing Subsidiary, after First Chicago has exercised its rights of inspection pursuant to this Agreement. The Lenders agree that (i) First Chicago has no duty to send its field auditors to the Borrower or any Borrowing Subsidiary or to prepare and/or distribute a copy of any internally prepared reports (including the Reports) to any Lender;
(ii) First Chicago makes no representation or warranty, express or implied, as to the completeness or accuracy of the Reports or any of the information contained therein, that First Chicago may in its sole discretion provide to the Lenders, and First Chicago is not responsible for any statement made therein; (iii) First Chicago undertakes no obligation to update, correct or supplement the Reports; (iv) neither First Chicago nor any of its employees, officers, directors or agents shall be liable to any Lender or any other Person receiving a copy of the Reports for any inaccuracy or omission contained in or relating thereto, even if said inaccuracy or omission is the result of gross negligence; (v) the information in the Reports is confidential and may not be disclosed to any Person (including the Borrower), in whole or in part, other than as permitted by Section 9.12. Further, each Lender agrees to indemnify First Chicago, its directors, officers, agents and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses, as incurred, (including, without limitation, all expenses of litigation and preparation therefor whether or not First Chicago is a party thereto) which any of them may pay or incur arising out of such Lender's receipt or use of any Report.

                                      ARTICLE XI
                               SETOFF; RATABLE PAYMENTS


       11.1. SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower or any Borrowing Subsidiary may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

       11.2. RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2, 3.4, 3.5 or 3.6 or Article XII) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its

Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

       11.3. CUSTODIAL ACCOUNTS. The Borrower and each Borrowing Subsidiary agrees that funds received and held by it as custodian for FNMA, GNMA or other mortgage pools which are deposited into accounts with any Lender shall be clearly identified as custodial accounts, and each Lender agrees that each provision of the foregoing subsections of this Article XI shall not apply to such custodial accounts. Neither the Borrower nor any Borrowing Subsidiary shall deposit any of its general funds in any custodial accounts or otherwise commingle funds in any custodial accounts.

                                     ARTICLE XII
                 ASSIGNMENTS; PARTICIPATIONS; COMMITMENT INCREASES


       12.1. SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Borrowing Subsidiaries and the Lenders and their respective successors and assigns, except that (i) neither the Borrower nor any Borrowing Subsidiary shall have the right to assign its rights or obligations under the Loan Documents without the consent of all of the Lenders and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower, any Borrowing Subsidiary or the Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent.
Any assignee or transferee of the rights to any Loans or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

       12.2.  PARTICIPATIONS.

              12.2.1. PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower or any Borrowing Subsidiary under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower, each

Borrowing Subsidiary, the other Lenders and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

              12.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases all or substantially all of the Collateral (other than as expressly permitted pursuant to the Loan Documents).

              12.2.3. BENEFIT OF SETOFF. The Borrower and each Borrowing Subsidiary agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

       12.3.  ASSIGNMENTS.

              12.3.1. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit "H" hereto or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment shall be in an amount such that, following such assignment, the assignee shall have a Commitment not less than $10,000,000 and, unless the assigning Lender is assigning its entire Commitment, the assigning Lender shall have a Commitment not less than $10,000,000.

              12.3.2. EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Annex "I" to Exhibit "H" hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower and the Borrowing Subsidiaries shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by a Note, make appropriate arrangements so that a new Note or, as appropriate a replacement Note is issued to such transferor Lender and a new Note or, as appropriate, a replacement Note, is issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment. In addition, within a reasonable time after the effective date of any assignment, the Agent shall, and is hereby authorized and directed to, revise Schedule "1" reflecting the revised commitments and percentages of each of the Lenders and shall distribute such revised Schedule "1" to each of the Lenders and the Borrower, whereupon such revised Schedule shall replace the old Schedule and become part of this Agreement.

       12.4   COMMITMENT INCREASES.

              12.4.1. INCREASES TO AGGREGATE COMMITMENT. The Borrower shall have the right to increase the Aggregate Commitment by obtaining additional Commitments, either from one or more of the Lenders or another lending institution provided that (A) the Agent has approved the identity of any such new Lender, such approval not to be unreasonably withheld, (B) any such new Lender assumes all of the rights and obligations of a "Lender" hereunder, and
(C) the procedure described in Section 12.4.2 has been complied with, provided further that the Aggregate Commitment shall not at any time exceed $400,000,000 without the approval of the Agent and all of the Lenders.

              12.4.2. PROCEDURE FOR INCREASES AND ADDITION OF NEW LENDERS. This Agreement permits certain increases in a Lender's Commitment and the admission of new Lenders providing new Commitments, neither of which require any consents or approvals from the other Lenders. Any amendment hereto for such an increase or addition shall be in the form attached hereto as Exhibit "I" and shall only require the written signatures of the Agent, the Borrower, the Borrowing Subsidiaries and the Lender(s) being added or increasing their Commitment, subject only to the approval of all Lenders if any such increase would cause the Aggregate Commitment to exceed $400,000,000. In addition, within a reasonable time after the effective date of any increase, the Agent shall, and is hereby authorized and directed to, revise Schedule "1" reflecting such increase and shall distribute such revised Schedule to each of the Lenders and the Borrower, whereupon such revised Schedule shall replace the old Schedule and become part of this Agreement.

       12.5. DISSEMINATION OF INFORMATION. The Borrower and each Borrowing Subsidiary authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by the provisions of Section 9.12 of this Agreement.

       12.6. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                     ARTICLE XIII
                                       NOTICES


       13.1. NOTICES. Except as otherwise permitted by Section 2.16 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Borrower or any Borrowing Subsidiary, at the address of the Borrower or facsimile number for the Borrower set forth below its signature on the signature pages hereof, (b) in the case of the Agent or any Lender, at its address or facsimile number set forth on the signature pages hereof, (c) in the case of the Collateral Agent, at its address or facsimile number set forth on the signature pages of the Security Agreement or (d) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

       13.2. CHANGE OF ADDRESS. The Borrower, any Borrowing Subsidiary, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                     ARTICLE XIV
                                     COUNTERPARTS


       This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Borrowing Subsidiaries, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone, that it has taken such action.

                                      ARTICLE XV
             CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL


       15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

       15.2. CONSENT TO JURISDICTION. EACH OF THE BORROWER AND EACH BORROWING SUBSIDIARY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN

CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, AND EACH OF THE BORROWER AND EACH BORROWING SUBSIDIARY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER OR ANY BORROWING SUBSIDIARY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER OR ANY BORROWING SUBSIDIARY AGAINST THE AGENT OR ANY AFFILIATE OF THE AGENT INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

       15.3. WAIVER OF JURY TRIAL. THE BORROWER, EACH BORROWING SUBSIDIARY, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                       {REST OF PAGE INTENTIONALLY LEFT BLANK}

       IN WITNESS WHEREOF, the Borrower, the Borrowing Subsidiaries, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                         PRISM MORTGAGE COMPANY, an Illinois
                                         corporation


                                         By: ______________________
                                               David A. Fisher, Secretary

                                               Prism Center
                                               440 North Orleans
                                               Chicago, Illinois 60610
                                               Phone: (312) 410-8488
                                               Fax: (312) 494-0184
                                               Attention: David Fisher



                                         PACIFIC GUARANTEE MORTGAGE
                                         CORPORATION, a California corporation


                                         By: ______________________
                                               David A. Fisher, Secretary

                                               501 Canal Boulevard, Suite H
                                               Point Richmond, California



                                         MORTGAGE MARKET, INC., an Oregon
                                         corporation

                                         By: _______________________
                                               David A. Fisher, Secretary

                                               6 Centerpointe Drive, Suite 320
                                               Lake Oswego, Oregon 97305

                                         POINTSOURCE FINANCIAL, L.L.C., an
                                         Illinois limited liability company

                                         By: Prism Mortgage Company, its Manager


                                             By: _________________________
                                                  David A. Fisher, Secretary

                                             Prism Center
                                             440 North Orleans
                                             Chicago, Illinois 60610

                                         INFINITI MORTGAGE, L.L.C., an
                                         Illinois limited liability company

                                         By: Prism Mortgage Company, its Manager


                                             By: __________________________
                                                   David A. Fisher, Secretary

                                             Prism Center
                                             440 North Orleans
                                             Chicago, Illinois 60610

                                         THE FIRST NATIONAL BANK OF CHICAGO,
                                         INDIVIDUALLY AND AS AGENT

                                         By: ____________________________

                                         Print Name: ____________________

                                         Title: _________________________

                                                One First National Plaza
                                                Chicago, Illinois  60670
                                                Phone:  (312) 732-3225
                                                Fax:    (312) 732-6222
                                                Attention: Thomas Connally


                                         THE BANK OF NEW YORK


                                         By: _____________________________

                                         Print Name: _____________________

                                         Title: __________________________


                                                One Wall Street
                                                17th Floor
                                                New York, New York  10286
                                                Phone: (212) 635-6467
                                                Fax:   (212) 635-6468
                                                Attention:  Patricia Dominus

                                         COMERICA BANK


                                         By: _____________________________

                                         Print Name: _____________________

                                         Title: __________________________

                                                500 Woodward Avenue
                                                MC 3256
                                                Detroit, Michigan  48226
                                                Phone:  (313) 222-9285
                                                Fax:    (313) 222-9295
                                                Attention: Von Ringger

                                    FIRST UNION NATIONAL BANK


                                    By: _____________________________

                                    Print Name: _____________________

                                    Title: __________________________

                                           301 S. College Street, 9th Floor
                                           One First Union Center, TW-09
                                           Charlotte, North Carolina 28288-0610
                                           Phone: (704) 383-1946
                                           Fax:   (704) 383-8121
                                           Attention:  Peter Perna


                                    GUARANTY FEDERAL BANK, F.S.B.


                                    By: _____________________________

                                    Print Name: _____________________

                                    Title: __________________________

                                           8333 Douglas Avenue
                                           Dallas, Texas  75225
                                           Phone:  (214) 360-1968
                                           Fax:    (214) 360-1660
                                           Attention: Brian Hilberth

                                    HIBERNIA NATIONAL BANK


                                    By: _____________________________

                                    Print Name: _____________________

                                    Title: __________________________

                                           313 Carondelet Street
                                           14th Floor
                                           New Orleans, Louisiana  70161
                                           Phone: (504) 533-3345
                                           Fax:   (504) 533-6242
                                           Attention: Stephanie Freeman

                                    LASALLE NATIONAL BANK


                                    By: _____________________________

                                    Print Name: _____________________

                                    Title: __________________________

                                           135 South LaSalle Street
                                           Chicago, Illinois  60603
                                           Phone:  (312) 904-2722
                                           Fax:    (312) 904-2903
                                           Attention: David Scherer


                                    MERCANTILE BANK


                                    By: _____________________________

                                    Print Name: _____________________

                                    Title: __________________________

                                           9900 W. 87th Street
                                           Overland Park, Kansas  66212-4799
                                           Phone: (913) 652-5115
                                           Fax:   (913) 652-5034
                                           Attention: Mark Rieger

                                    U.S. BANK NATIONAL ASSOCIATION


                                    By: _____________________________

                                    Print Name: _____________________

                                    Title: __________________________

                                           U.S. Bank Place
                                           601 Second Avenue South
                                           MPFP0508
                                           Minneapolis, Minnesota  55402
                                           Phone: (612) 973-0588
                                           Fax:   (612) 973-0826
                                           Attention: Edwin D. Jenkins